UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Catalyst Biosciences, Inc.

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Catalyst Biosciences, Inc.

260 Littlefield Ave.

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2016

To the Stockholders of Catalyst Biosciences, Inc.:

You are cordially invited to attend an annual meeting of stockholders (the “Annual Meeting”) of Catalyst Biosciences, Inc. (the “Company”) that will be held at the Company’s offices located at 260 Littlefield Ave, South San Francisco, California 94080, on June 9, 2016, at 9:00 a.m. Pacific Time for the following purposes:

1.	To elect two Class I directors of our Board of Directors to serve for the ensuing three years and until their successors are elected;

2.	To approve an amendment and restatement of the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) to increase the authorized shares available for issuance under the 2015 Plan by 1,000,000 shares and to make certain changes to the 2015 Plan’s minimum one-year vesting requirement;

3.	To hold an advisory vote to approve executive compensation;

4.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

You can find more information about each of these items, including the nominees for directors, in the proxy statement accompanying this notice. The record date for the Annual Meeting is April 18, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

The Board of Directors recommends that you vote in favor of each of the nominees for director and in favor of each of the other three proposals outlined in the proxy statement accompanying this notice.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the Internet or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By order of the board of directors,

Nassim Usman, Ph.D.

President and Chief Executive Officer

South San Francisco, California

April 25, 2016

*YOUR VOTE IS IMPORTANT!*

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Submitting your proxy now or promptly voting your shares on the Internet by following the instructions on your proxy card will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. YOUR VOTE IS IMPORTANT SO PLEASE ACT TODAY!

Catalyst Biosciences, Inc.

260 Littlefield Ave.

South San Francisco, California 94080

PROXY STATEMENT FOR THE 2016

ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON JUNE 9, 2016

The board of directors of Catalyst Biosciences, Inc. (the “Board”) is soliciting your proxy to vote at the 2016 annual meeting of stockholders (the “Annual Meeting”) to be held at our offices, located at 260 Littlefield Ave., South San Francisco, California 94080, on June 9, 2016, at 9:00 a.m. Pacific Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. We made copies of the voting materials, which include this proxy statement, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, available to stockholders beginning on or about April 29, 2016. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

ABOUT THE COMPANY

Unless otherwise indicated in this proxy statement, the words “Company,” “Catalyst,” “we,” “us” and “our” refer to Catalyst Biosciences, Inc., a Delaware corporation. The Company was named Targacept, Inc. until August 20, 2015, when the Company completed its business combination with Catalyst Bio, Inc., which previously had been named Catalyst Biosciences, Inc. and is now a wholly owned subsidiary of the Company. We refer in this proxy statement to the business combination as the “merger,” to the Company prior to the merger as “Targacept” and to our subsidiary as “Old Catalyst.”

On August 19, 2015, prior to and in connection with the merger, the Company paid a dividend to the Targacept holders consisting of cash and non-interest bearing redeemable convertible notes (the “Pre-Closing Dividend”). On August 20, 2015, prior to the completion of the merger, the Company effected a 7-for-1 reverse stock split of its common stock, which we refer to as the “reverse stock split.” In connection with the Pre-Closing Dividend and the reverse-stock split, the Company adjusted the number of shares subject to each outstanding option to purchase its common stock. On August 20, 2015, upon the completion of the merger, the Company issued shares of its common stock to Old Catalyst stockholders in exchange for each share of Old Catalyst common stock outstanding immediately prior to the merger and assumed all of the outstanding options and warrants of Old Catalyst, with such options and warrants henceforth representing the right to purchase a number of shares of the Company’s common stock.

Unless otherwise indicated, all historical share numbers, share prices and exercise prices of Targacept securities in this proxy statement give effect to adjustments made for the Pre-Closing Dividend and the reverse stock split, as applicable, all historical share numbers and share prices of Old Catalyst in this proxy statement give effect to the foregoing exchange or assumption, as applicable, and all references to “common stock,” “stock” or “shares” mean shares of the Company’s common stock, as so adjusted. The Company’s shares of common stock now trade on the NASDAQ Capital Market (“NASDAQ”), under the ticker symbol “CBIO.” As of April 18, 2016, there were 11,430,108 shares of common stock outstanding, and on April 18, 2016, the closing sales price of the common stock as reported on NASDAQ was $1.52 per share.

QUESTIONS AND ANSWERS

Why have I received these materials? The Board is soliciting proxies to vote at the Annual Meeting to be held on June 9, 2016 at 9:00 a.m. Pacific Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on April 18, 2016, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

How do I attend the Annual Meeting? The Annual Meeting will be held on June 9, 2016 at 9:00 a.m. Pacific Time at our offices, located at 260 Littlefield Ave., South San Francisco, California 94080.

Who may vote? You are entitled to vote if our records show that you held one or more shares of the Company’s common stock at the close of business on April 18, 2016, the record date. At that time, there were 11,430,108 shares of common stock outstanding and entitled to vote, and approximately 74 holders of record. Each share entitles you to one vote at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, these proxy materials will be mailed to you directly starting on or about April 29, 2016.

If your shares are held in a stock brokerage account or by a bank or other stockholder of record, you are a considered a “beneficial owner” of shares held in “street name.” If you are a beneficial owner, we have requested that a Notice of Annual Meeting (the “Notice”) be forwarded to you by the bank, broker or other stockholder of record starting on or about April 29, 2016. The Notice provides instructions for how to request a paper or email copy of this document. As a beneficial owner, the bank, broker or other holder of record is entitled to vote at the Annual Meeting and, as a beneficial owner of the shares, you have the right to direct the bank, broker or other stockholder of record on how to vote the shares. However, because a beneficial owner is not the stockholder of record, you may not vote the shares in person at the meeting unless you obtain a broker’s proxy card from the bank, broker, or other stockholder of record. The broker’s proxy card will give you the right to vote the shares at the Annual Meeting.

What am I voting on? There are four matters scheduled for a vote and for which we are soliciting your proxy:

1.	The election of two Class I directors to serve on our Board for the ensuing three years and until their successors are elected;

2.	The approval of an amendment and restatement of the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) to increase the authorized shares available for issuance under the 2015 Plan by 1,000,000 shares and to make certain changes to the 2015 Plan’s minimum one-year vesting requirement;

3.	An advisory vote on the approval of executive compensation; and

4.	The ratification of our appointment of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee(s) you specify. For the other proposals, you may vote “FOR” or “AGAINST” each proposal or abstain from voting. The Board recommends a vote FOR each nominee for director and FOR each other proposal.

How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on April 18, 2016, the record date for the Annual Meeting, you may use the following methods to vote your shares at the Annual Meeting:

•	By Mail. You may vote by completing, signing, dating and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

•	Via the Internet. You can vote your shares via the Internet by following the instructions in the enclosed proxy card. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

•	In person at the Annual Meeting. If you attend the meeting, be sure to bring a form of government issued picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a paper proxy card or a ballot, which will be available at the meeting.

How do I vote if I hold my shares in street name? If on the record date of April 18, 2016, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Annual Meeting:

•	By Mail or via the Internet. You should receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail or via the Internet. If you wish to vote your shares by mail or via the Internet, you should follow those instructions.

•	In person at the Annual Meeting. If you attend the meeting, you will need to contact the bank, broker or other nominee that is the stockholder of record for your shares to obtain a broker’s proxy card and then bring the proxy card, an account statement, or a letter from the stockholder of record indicating that you beneficially owned the shares as of the record date, and a form of government issued picture identification to the meeting. If you have each of (1) the broker’s proxy card, (2) an account statement or letter indicating beneficial ownership as of the record date and (3) a government issued picture identification, you may vote by completing a paper proxy card or a ballot, which will be available at the meeting. If you do not have these items, you will not be able to vote at the meeting.

The Notice is not a proxy card or ballot and cannot be used to vote your shares. If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 4) because that is deemed to be a routine matter, but the broker could not vote your shares for any of the other three proposals on the agenda at the Annual Meeting.

If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as “broker non-votes” with regards to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Is my vote confidential? Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.

With respect to proposals 2, 3 and 4 below, the inspector of election will separately count “FOR” “AGAINST” or “ABSTAIN” votes. Abstentions will be counted towards the vote total for the proposal, and will have the same effect as “AGAINST” votes. Broker non-votes will have no effect and will not be counted towards the vote total for those three proposals.

How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes:

•	Proposal 1 – Election of our two nominees for Class I directors. The two nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

•	Proposal 2 – Approval of the amendment and restatement of the 2015 Plan. This proposal must receive a “FOR” vote from the holders of a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

•	Proposal 3 – Advisory vote on the approval of executive compensation. Proposal 3 is an advisory vote; however, the Compensation Committee of the Company and the Board will consider the voting results on this proposal.

•	Proposal 4 – Ratification of the selection of EisnerAmper LLP as the independent registered public accounting firm for the Company for our fiscal year ending December 31, 2016. This proposal must receive a “FOR” vote from the holders of a majority of the voting power present and entitled to vote either in person or by proxy on the proposal. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

What is the effect of Abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes “AGAINST” for purposes of determining the approval of any matter submitted to the stockholders for a vote.

How will the Company representatives vote for me? The Company representatives, Nassim Usman and Fletcher Payne, or anyone else that they choose as their substitutes, have been chosen to vote in your place as your proxies at the Annual Meeting. The Company representatives will vote your shares as you instruct them. If you sign, date and return the enclosed proxy card and do not indicate how you want your shares voted, the Company representatives will vote as our Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the Company representatives may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the Company representatives to vote the shares held by them in accordance with your instructions.

Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting in-person at the Annual Meeting. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our Chief Financial Officer, Fletcher Payne, which must be received prior to the Annual Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.

What constitutes a quorum for purposes of the Annual Meeting? To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. As of the record date, 5,715,055 shares of our common stock must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

Who pays for this solicitation? The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Company. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by directors, officers and regular employees of the company who will receive no additional compensation for those activities. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens when two stockholders share the same address? We may satisfy the Securities and Exchange Commission (“SEC”) rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at (650) 871-0761 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.

What happens if other business not discussed in this proxy statement comes before the meeting? The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

Do I have Dissenters’ Rights of Appraisal? Catalyst stockholders do not have appraisal rights under Delaware law or under the governing documents of Catalyst with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting? Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting. You can get a copy on our website at www.catalystbiosciences.com in the Investors section or by contacting Fletcher Payne, our Chief Financial Officer at (650) 871-0761 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the IDEA (formerly EDGAR) system at www.sec.gov.

When are stockholder proposals due for next year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC. Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2017 annual meeting of stockholders, we must receive the proposal at our executive offices at 260 Littlefield Ave, South San Francisco, California 94080 not later than December 30, 2016. However, if the date of the 2017 annual meeting is changed by more than 30 days from the first anniversary of the date of the 2016 annual meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2017 annual meeting. The proposal should be addressed to the attention of our Chief Financial Officer, and we suggest that it be sent by certified mail, return receipt requested. Any proposal that you submit must comply with SEC rules.

Whom can I contact for further information? If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Chief Financial Officer, Fletcher Payne, at (650) 871-0761.

PROPOSAL ONE — ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation and bylaws, our Board is divided into three classes with staggered three-year terms. The total number of authorized directors on our Board has been fixed at seven, and two directors will serve as Class I directors whose terms will expire at the annual meeting of stockholders to be held in 2019.

There are two nominees for Class I director at the Annual Meeting, Stephen A. Hill and Augustine Lawlor. Stockholders cannot submit proxies voting for a greater number of persons than the two nominees named in this Proposal One. Each director to be elected will hold office until the annual meeting of stockholders held in 2019 and until his successor is elected or until the director’s death, resignation or removal. Each nominee is currently a director of the Company and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

Nominees for Class I Directors

Name	Age	Position
Stephen A. Hill, M.D.	58	Class I Director
Augustine Lawlor	60	Class I Director and Audit Committee Chair

Stephen A. Hill, M.D. served as President and Chief Executive Officer and a member of the board of directors of Targacept from December 2012 until the completion of the merger in August 2015. Since the merger, Dr. Hill has continued to serve on our Board as a Class I director, and in August 2015 Dr. Hill joined Faraday Pharmaceuticals as Chief Executive Officer. From May 2012 to November 2012, Dr. Hill served as President and Chief Executive Officer of QUE Oncology, a start-up biotechnology company, and, from March 2011 to December 2011, he served as President and Chief Executive Officer of 21st Century Biodefense, Inc., a biodefense company. From April 2008 until its acquisition in December 2010, he served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc., a pharmaceutical company. Prior to Solvay, he served as President, Chief Executive Officer and director of ArQule, Inc., a pharmaceutical company, from April 1999 to March 2008. Dr. Hill is a member of the board of directors of the publicly traded companies Cellectar Biosciences, Inc. (formerly Novelos Therapeutics, Inc.) and Lipocine, Inc. and the private company Faraday Pharmaceuticals. Dr. Hill brings to the Board extensive experience across a range of senior management positions with both pharmaceutical and biotechnology companies. Prior to Solvay and ArQule, Dr. Hill held several leadership positions with F. Hoffmann-La Roche Ltd., including Global Head of Clinical Development, and served for seven years with the National Health Service in the United Kingdom in General and Orthopedic Surgery.

Dr. Hill’s prior service as Targacept’s Chief Executive Officer, together with his breadth of experience with pharmaceutical and biotechnology companies, make him uniquely suited to serve on the Board.

Augustine Lawlor served as a member of the board of directors of Old Catalyst from February 2006 until the completion of the merger in August 2015. Since the merger, Mr. Lawlor has served on our Board as a Class I director. He has been a Managing Director of HealthCare Ventures since 2000. From 1997 to 2000, he served as Chief Operating Officer of LeukoSite, Inc., a HealthCare Ventures III, IV and V company. Prior to joining LeukoSite, Mr. Lawlor was Chief Financial Officer and Vice President of Corporate Development for Alpha-Beta Technology. He has held similar positions at both BioSurface Technology and Armstrong Pharmaceuticals. Mr. Lawlor was previously a management consultant with KPMG. He is currently a director of Cardiovascular Systems, GlobeImmune, Promedior, Inc., Mosaic Biosciences, Inc., Tensha Therapeutics, Inc., HealthCare Pharmaceuticals, Inc., Cleveland HeartLab, LLC, GITR, Inc., Anexon, Inc. and the Slater Center for Biomedical

Technology, a technology commercialization center providing support services for development of therapeutics. Mr. Lawlor has previously served as a director of Human Genome Sciences, which has since been acquired by GlaxoSmithKline and Replidyne, Inc. Mr. Lawlor received his Master’s in Public and Private Management from Yale University.

Mr. Lawlor brings an important insight and knowledge to the Board based on his experience as a successful venture capitalist, service on the boards of public and private companies, and roles in commercial and business development in the pharmaceutical and biotechnology industries.

Continuing Directors

Name	Age	Class(1)	Position
Nassim Usman, Ph.D.	57	III	President and Chief Executive Officer
Harold E. Selick, Ph.D.	62	III	Chairman of the Board, Compensation Committee Chair and Governance and Nominating Committee Member
Jeff Himawan, Ph.D.	51	II	Compensation Committee and Audit Committee Member
John P. Richard	58	II	Audit Committee Member and Governance and Nominating Committee Chair
Errol B. De Souza, Ph.D.	62	III	Governance and Nominating Committee and Compensation Committee Member

(1)	The terms of Class II directors will expire at the 2017 annual meeting. The terms of Class III directors will expire at the 2018 annual meeting.

Nassim Usman, Ph.D. served as Chief Executive Officer and a member of the board of directors of Old Catalyst from February 2006 until the completion of the merger in August 2015. Since the merger, Dr. Usman has served as our President and Chief Executive Officer and as a Class III director. Dr. Usman joined Old Catalyst from Morgenthaler Ventures, where he is currently a Venture Partner. Prior to joining Morgenthaler in 2005, he was Senior Vice President and Chief Operating Officer at Sirna Therapeutics Inc., which was subsequently acquired by Merck, from 2004 to 2005, and held various R&D positions at both Sirna and Ribozyme Pharmaceuticals, including Vice President of R&D and Chief Science Officer, from 1992 to 2004. During his industrial career, Dr. Usman has overseen the entry of several drugs into clinical development, completion of multiple licensing deals with pharmaceutical and biotechnology companies and raised capital in both private and public financings. Prior to moving into the private sector in 1992, Dr. Usman was an NIH Fogarty and NSERC Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology from 1987 to 1992. He has authored more than 70 scientific articles and is the named inventor in 130 issued patents and patent applications. Dr. Usman serves on the boards of directors of Mosaic Biosciences and Principia Biopharma, is a past director of Osprey Pharmaceuticals, Archemix Corporation and Atugen AG (now Silence Therapeutics) and served on the science advisory boards of RXi Pharmaceuticals and Noxxon Pharma AG. He received his B.Sc. (Honours) and Ph.D. in Organic Chemistry from McGill University. In his doctoral dissertation, he developed a method for the solid-phase synthesis of RNA that is widely used in science and in a marketed RNA product (Macugen™).

Dr. Usman’s role as our President and Chief Executive Officer, his prior role as Old Catalyst’s Chief Executive Officer, his prior board service, and extensive experience and innovations in the field of biotechnology, particularly with companies engaged in clinical drug development, enable him to bring a unique perspective to the Board. In addition, Dr. Usman’s academic expertise and accomplishments provide the Board with in-depth product and field knowledge.

Harold E. Selick, Ph.D. served as a member of the board of directors of Old Catalyst from 2003 until the completion of the merger in August 2015, and as Chairman of the Old Catalyst board of directors from 2006 until the completion of the merger. Following the merger, Dr. Selick was appointed our Chairman of the Board and a Class III director. Dr. Selick also serves as Chief Executive Officer of Threshold Pharmaceuticals since joining in June 2002. From June 2002 to July 2007, he was a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, Dr. Selick was Chief Executive Officer of Camitro Corporation, a biotechnology company located in Menlo Park, CA, as well as founder and Chairman of Camitro UK, Ltd., a wholly-owned subsidiary of Camitro Corporation located in Cambridge, UK. Prior to Camitro, Dr. Selick was at Affymax Research Institute, most recently as Vice President of Research, where he directed activities in combinatorial chemistry-based drug discovery and technology development. Dr. Selick was a successful bench scientist and one of the earliest employees of Protein Design Labs, where he co-invented the technology underlying the creation of fully humanized antibody therapeutics and applied that technology to PDL’s first product, Zenapax, which was developed and commercialized by Roche for the prevention of kidney transplant rejection. He has been a director of PDL Biopharma, Inc. since 2009, most recently as Lead Director. He also currently serves as the Chairman of the Board of Directors of Protagonist Therapeutics, Inc. and is a director of Amunix, both privately-held biotechnology companies. He was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. Dr. Selick received his B.A. and Ph.D. degrees from the University of Pennsylvania.

Dr. Selick’s qualifications to sit on the Board include his years of leadership in the biotechnology industry, his considerable studies in the field, and his continued service leading the boards of directors of both private and public companies.

Errol B. De Souza, Ph.D. served as a member of the board of directors of Targacept from January 2004 until the completion of the merger in August 2015. Since the completion of the merger, Dr. De Souza has served on our Board as a Class III director. From March 2010 until January 2016, Dr. De Souza served as President and Chief Executive Officer of Biodel Inc., a specialty pharmaceutical company. From April 2009 to March 2010, Dr. De Souza was a pharmaceutical and biotechnology consultant. From April 2003 to March 2009, he served as President and Chief Executive Officer of Archemix Corporation, a privately held biopharmaceutical company. Dr. De Souza currently serves as a member of the board of directors of each of the publicly traded companies Biodel Inc. and Bionomics Ltd. Within the past five years, he served on the board of directors of each of the publicly-traded companies IDEXX Laboratories, Inc. and Palatin Technologies, Inc. Dr. De Souza brings to the Board substantial experience as an executive in the pharmaceutical industry, having served as President and Chief Executive Officer of Synaptic Pharmaceutical Corp. until its sale to H. Lundbeck A/S, in addition to Biodel and Archemix. Over Dr. De Souza’s career, he has also served in a number of high-ranking research and development roles, including Senior Vice President and Head of Global Lead Generation for Hoechst Marion Roussel and Senior Vice President and U.S. head of drug innovation and approval following that company’s merger with Rhône-Poulenc to form Aventis (now Sanofi-Aventis) and Co-Founder and Executive Vice President of Research and Development at Neurocrine Biosciences, Inc.

We believe that these experiences, together with his service as a director for other biopharmaceutical companies, will enable Dr. De Souza to contribute valuable insight to the Board regarding pharmaceutical portfolio development and management from both large company and emerging company perspectives.

Jeff Himawan, Ph.D. served as a member of the board of directors of Old Catalyst from December 2008 until the completion of the merger in August 2015. Since the merger, Dr. Himawan has served as a member of the Board as a Class II director. Dr. Himawan is a Managing Director at Essex Woodlands Health Ventures, a healthcare focused venture capital firm, where he previously served as a Partner from 2001 to 2004 and as an Adjunct Partner from 1999 to 2001. He has over 20 years of experience as a scientist, entrepreneur and venture capitalist. Dr. Himawan was a co-founder and Managing Director of Seed-One Ventures, LLC, a venture capital firm that specializes in the initial formation, financing and early operational development of technology-based companies, from 1996 to 2001. From 1983 to 1996, Dr. Himawan was a scientist in academic and industrial settings. He is the named inventor in several issued patents in the fields of wireless communication, biotechnology and protein chemistry. He currently serves as a director of MediciNova and Horizon Pharma, two publicly traded companies, as well as Light Sciences Oncology. He has previously served as a director of Iomai, a publicly traded company, as well as Complete Genomics, OMT Therapeutics, Ception Therapeutics and Symphogen. Dr. Himawan received his B.S. from Massachusetts Institute of Technology and his Ph.D. from Harvard University.

We believe Dr. Himawan’s extensive experience in the biotechnology industry, considerable service on both public and private boards of directors, and background in corporate finance and raising capital will enable him to contribute important strategic insight to the Board.

John P. Richard served as a member of the board of directors of Targacept from November 2002 until the completion of the merger in August 2015, and he served as Chairman of the Board of Directors of Targacept from January 2014 until the completion of the merger. Since the merger, Mr. Richard has served as a member of the Board as a Class II director. Mr. Richard is the co-founder and head of corporate development at Mereo BioPharma Group Ltd., and has served as a non-executive director for the life science investment firm Phase4 Partners since March 2011, and has previously served as an Operating Partner and Venture Partner at Phase4 Partners. From 2005 until 2015 he was also a Managing Director of Georgia Venture Partners, a seed venture capital firm that focuses on the biotechnology industry. In addition, Mr. Richard from time to time during at least the past five years has served as a consultant to Phase4 Partners (or its predecessor) and certain of its portfolio companies, and to portfolio companies of Georgia Venture Partners. Mr. Richard has been a director of the publicly-traded company Aviragen Therapeutics, Inc. (formerly Biota Pharmaceuticals, Inc.) since August 2013. Mr. Richard brings to the Board extensive business development experience, having led that function at three separate life science companies and played a primary role in establishing numerous pharmaceutical alliances.

In addition, we believe the breadth of Mr. Richard’s current roles will enable him to view issues that the combined company faces from a variety of perspectives, including as an executive, investor, director and business development professional.

Required Vote

The two nominees receiving the highest number of “FOR” votes shall be elected as Class I Directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee proposed by our Board and its Governance and Nominating Committee. Under applicable rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the two nominees in this Proposal One if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.

Recommendation

The Board recommends a vote FOR each nominee named in Proposal One.

CORPORATE GOVERNANCE

Board and Leadership Structure

In accordance with our bylaws and certificate of incorporation, the Board currently consists of seven directors divided into three staggered classes, with one class to be elected at each Catalyst annual stockholders meeting to serve for a three-year term. The term of the Class I directors is set to expire upon the election and qualification of successor directors at the Annual Meeting, and the terms of the Class II and Class III directors will expire upon the election and qualification of successor directors at the annual stockholders meetings in 2017 and 2018, respectively.

Our current directors are:

•	Class I directors (term ending at the Annual Meeting): Stephen A. Hill, M.D. and Augustine Lawlor;

•	Class II directors (term ending 2017): John P. Richard and Jeff Himawan, Ph.D.; and

•	Class III directors (term ending 2018): Errol B. De Souza, Ph.D., Harold E. Selick, Ph.D. and Nassim Usman, Ph.D.

There are no family relationships among any of our current directors and executive officers, and there are no family relationships among any of the proposed directors.

The Board and each of its committees are chaired by directors whom the Board has determined meet the applicable listing standards of NASDAQ.

The roles of Chief Executive Officer and Chairman of the Board are held by separate individuals. This separation of roles enables our Chief Executive Officer to focus on his core responsibility of leading and managing our operations and day-to-day performance, consistent with strategic direction provided by the Board, and our Chairman of the Board to focus on leading the Board in its fundamental role of providing guidance to, and independent oversight of, our management.

Director Independence

NASDAQ’s listing standards and Catalyst’s Corporate Governance Guidelines require that the Board consist of a majority of independent directors, as determined under the applicable NASDAQ listing standard. The Board, consistent with the determination of its Governance and Nominating Committee, has determined that each of Dr. Selick, Mr. Lawlor, Mr. Richard, Dr. Himawan and Dr. De Souza qualify as an independent director. In addition, as further required by NASDAQ rules, the Board, consistent with the determination of its Governance and Nominating Committee, has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by our directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Role of the Board in Risk Oversight

The Board is involved in our risk oversight in multiple ways. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations, the Board is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization. In addition, the Board routinely receives at its meetings business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the Board’s risk oversight role is to provide guidance to management.

The Board also exercises a risk oversight role through its Audit Committee, Compensation Committee and Governance and Nominating Committee, each of which is structured to include only independent directors and is separately chaired. Each such committee provides regular reports of its actions to the full Board. In particular, as noted above, the Audit Committee is responsible for discussing our exposure to material risks and the adequacy of our risk management activities with management and our independent registered public accounting firm. The Audit Committee’s primary emphasis is financial risk, including our internal control over financial reporting, and it reviews information received from our independent registered public accounting firm as to the effectiveness of our internal control over financial reporting and from other third parties in support of management’s assessment of the effectiveness of our internal control over financial reporting. The Audit Committee also oversees our management of exposure to certain financial risks through its periodic review of our investment policy and the allocation of our investment portfolio. Beyond the Audit Committee, the Compensation Committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.

Contacting the Board of Directors

The Board will receive and review written communications submitted by stockholders to the attention of the Board. The Chairman of the Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Fletcher Payne, Chief Financial Officer, Catalyst Biosciences, Inc., 260 Littlefield Ave. South San Francisco, California 94080. Mr. Payne will forward all communications addressed to the Board to the Chairman of the Governance and Nominating Committee. You should indicate on your correspondence that you are a Catalyst stockholder.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address a number of matters applicable to directors, including, as examples, independence, qualification standards, compensation, conduct and frequency of meetings, executive sessions and management evaluation and succession. You can find our Corporate Governance Guidelines on the “Investors” page of our website, www.catalystbiosciences.com, under the “Corporate Governance” tab.

Code of Business Conduct and Ethics

We have adopted the Catalyst Biosciences, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on the investors section of our website (at www.catalystbiosciences.com) under the heading “Governance Highlights.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on the investors section of our website at www.catalystbiosciences.com under the heading “Governance Highlights.” We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

The Board and its Committees

In 2015, the Board met fourteen (14) times and acted by written consent two (2) times. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. Our Corporate Governance Guidelines provide that our directors are also expected to attend annual meetings of stockholders. All of our directors who were directors of Targacept prior to the merger attended the 2015 annual meeting of stockholders. The Board currently has the following committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Science and Technology Committee.

Audit Committee

Catalyst’s Audit Committee generally assists the Board in its oversight of Catalyst’s accounting, financial reporting and internal control functions. In 2015 the Audit Committee met six (6) times and acted by written consent one (1) time. The Audit Committee has a written charter approved by the Board that is compliant with the standards of NASDAQ. Copies of the charter are available on our website at www.catalystbiosciences.com under “Investors – Governance Highlights.” The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report” and include the following:

•	the appointment, compensation, retention and oversight of any independent registered public accounting firm that Catalyst engages to issue an audit report, or to perform other audit, review or attest services, for its financial statements, and evaluating auditor independence;

•	receiving and reviewing reports of management and the independent registered public accounting firm regarding the annual audit process, as well as the review process for its interim financial statements;

•	reviewing with management significant accounting issues, policies relating to its financial statements and its cash management program;

•	discussing with management and the independent registered public accounting firm its exposure to material risks and the adequacy of its risk management activities;

•	reviewing management’s assessment of the effectiveness of, and its independent registered public accounting firm’s report on, its internal control over financial reporting;

•	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	approving, to the extent required by applicable law or NASDAQ listing standards or by its related person transactions policy, related person transactions;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	responding to any report of evidence of a material violation of the securities laws or breach of fiduciary duty that it receives; and

•	preparing the report of the audit committee required by applicable SEC rules to be included in its annual proxy statement.

The Audit Committee currently consists of Mr. Lawlor, who serves as Chairman, Dr. Himawan and Mr. Richard. As required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. To qualify as “independent” to serve on the Audit Committee, the NASDAQ rules and the applicable rules of the SEC require that a director does not accept any consulting, advisory, or other compensatory fee from Catalyst, other than for service as a director, or be an affiliated person of the Company. The Board has concluded that the current composition of the Audit Committee meets the requirements for independence under the rules and regulations of NASDAQ and of the SEC. In accordance with SEC rules, the Audit Committee also includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert.” Mr. Lawlor and Mr. Richard are the directors who have been determined by the Board to be the audit committee financial experts. The designation does not impose upon Mr. Lawlor or Mr. Richard any duties, obligations or liability that are greater than are generally imposed on each of them as members of the Audit Committee and the Board, and each of their designations as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

In 2015 the Compensation Committee met five (5) times and acted by written consent one (1) time. The Compensation Committee has a written charter approved by the Board that is compliant with the standards of

NASDAQ. Copies of the charter are available on our website at www.catalystbiosciences.com under “Investors – Governance Highlights.” The responsibilities of the Compensation Committee include the following:

•	reviewing periodically Catalyst’s compensation philosophy and the adequacy of compensation plans and programs for its executive officers and other employees;

•	the appointment, compensation and oversight of any compensation expert, legal counsel or other adviser that the Compensation Committee determines to engage and the consideration of factors relevant to such expert’s, counsel’s or adviser’s independence;

•	reviewing the performance of its Chief Executive Officer and establishing the compensation of all of its executive officers;

•	approving employment, severance and change in control agreements, and any amendments, for Catalyst’s executive officers;

•	administering Catalyst’s 2015 Stock Incentive Plan, as amended from time to time, and any other stock-based plans, as well as other employee benefit and incentive plans;

•	assessing annually any risks associated with its compensation policies and practices;

•	reviewing and discussing with management its Compensation Discussion and Analysis disclosure and formally recommending to the Board that it be included in its annual report on Form 10-K (either directly or by incorporation by reference to its annual proxy statement);

•	making a recommendation to the Board with respect to the Board’s recommendation to its stockholders on any proposal that its stockholders approve the compensation of its Named Executive Officers on an advisory basis;

•	making a recommendation to the Board, at least once every six years, whether to submit the compensation of its Named Executive Officers to an advisory vote of its stockholders every one, two or three years; and

•	preparing the report of the Compensation Committee required by applicable SEC rules to be included in its annual report on Form 10-K (either directly or by incorporation by reference to its annual proxy statement).

The current members of the Compensation Committee are Dr. Selick, who serves as Chairman, Dr. Himawan and Dr. De Souza. To qualify as independent to serve on the Compensation Committee, the NASDAQ rules require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board, and that the Board consider whether a director is affiliated with Catalyst and, if so, whether such affiliation would impair the director’s judgment as a member of the Compensation Committee. The Board has concluded that the composition of the Compensation Committee meets the requirements for independence under the rules and regulations of NASDAQ and of the SEC. In addition, the Compensation Committee, from time to time, retains independent compensation consultants to assist it with assessing the competitiveness of executive and Board compensation. In September 2015, the Compensation Committee retained Radford, an Aon Hewitt company (“Radford”) as an independent compensation consultant. The Compensation Committee determined, based on its review of all relevant factors, including those set forth in Rule 10C-1b(4)(i) through (iv) under the Exchange Act, that the work of Radford has not created any conflict of interest. The objectives and framework under which compensation is set for executive officers is described in under “Executive Compensation—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the directors who served on our Compensation Committee during 2015, was an officer within the meaning of Rule 3b-2 under the Securities Exchange Act of 1934, or employee of ours during or prior to fiscal 2015 or had any relationship during fiscal 2015 that would be required to be disclosed pursuant to Item 404 of

Regulation S-K. None of our executive officers served during fiscal 2015 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Compensation Committee.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Mr. Richard, who serves as Chairman, Dr. De Souza and Dr. Selick. In 2015, the Governance and Nominating Committee met two (2) times and acted by written consent one (1) time. As required by the NASDAQ rules, the members of the Governance and Nominating Committee each qualify as “independent” under special standards established by NASDAQ for members of the committee. The Governance and Nominating Committee has a written charter approved by the Board that is compliant with the standards of NASDAQ. Copies of the charter are available on our website at www.catalystbiosciences.com under “Investors – Governance Highlights.” The responsibilities of the Governance and Nominating Committee include the following:

•	identifying individuals qualified to serve as directors and committee members, recommending to the Board nominees for election at its annual stockholders meetings and recommending to the Board individuals to fill vacancies on the board;

•	making recommendations to the Board concerning the criteria for membership on the Board and the size, composition, chairmanship and compensation of the Board and its committees;

•	considering whether and how it takes into account diversity in identifying nominees;

•	monitoring and making recommendations to the Board regarding corporate governance matters;

•	advising the Board on corporate governance matters generally;

•	conducting an annual review of the performance of the Board and its committees; and

•	periodically evaluating and making recommendations to the Board concerning the compensation of non-employee directors.

The Governance and Nominating Committee operates based on the belief that the backgrounds and qualifications of the directors as a group provide a significant breadth and diversity of experience, knowledge and abilities. In considering whether to recommend any particular candidate for inclusion in Catalyst’s slate of recommended nominees, the Governance and Nominating Committee applies certain criteria found in the Corporate Governance Guidelines. In particular, each nominee should possess:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	sound judgment and a willingness and ability to contribute positively to decision-making processes;

•	a commitment to understand Catalyst and its industry and to regularly attend and participate in meetings of the Board and, as applicable, its committees;

•	the interest in and ability to understand sometimes conflicting interests of various constituencies, such as stockholders, employees, governmental or regulatory bodies, creditors and the general public, and to act in the interests of all stockholders; and

•	no actual or apparent conflict of interest that would impair the ability to represent the interests of all stockholders and to fulfill the responsibilities of a director.

The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a nominee.

The Governance and Nominating Committee recommends to the Board individuals to be nominated for election as directors. In considering an incumbent director as a nominee, the Governance and Nominating Committee considers his or her prior contributions to the functioning of the Board and, as applicable, its committees. The Governance and Nominating Committee may also receive recommendations for nominees from members of the Board or management and may from time to time engage a third-party search firm to help identify potential nominees. If a candidate is identified, the Governance and Nominating Committee evaluates his or her qualifications and other biographical information, taking into account the backgrounds and qualifications of the continuing members of the Board and the criteria included in Catalyst’s Corporate Governance Guidelines. Members of the Governance and Nominating Committee and the Chief Executive Officer then interview the candidate or, if multiple candidates are identified, select candidates for further consideration. Following discussion of the candidates identified and evaluated, the Governance and Nominating Committee recommends to the Board a list of nominees for election.

Stockholders may recommend individuals for consideration by the Governance and Nominating Committee as potential nominees for director by submitting their names, together with a comprehensive written resume of each potential nominee’s business experience and background and a signed consent stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director, to Governance and Nominating Committee of the Board of Directors, c/o Fletcher Payne, Chief Financial Officer, Catalyst Biosciences, Inc., 260 Littlefield Ave. South San Francisco, California 94080. The submission must also include a statement as to whether the stockholder, or, if the recommendation is being made by a group of stockholders, whether the group of stockholders, has beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made. Assuming that the required information has been provided by the deadline that applies for stockholder proposals to be included in the proxy materials for our 2017 annual meeting of stockholders as specified above under “When are stockholder proposals due for next year’s annual meeting of the stockholders?” the committee will evaluate stockholder-recommended candidates using substantially the same process and applying substantially the same criteria as described above.

At the meeting, stockholders will be asked to consider the election of Dr. Hill and Mr. Lawlor, each of whom currently serves on the Board. Dr. Hill and Mr. Lawlor were recommended to the Board for nomination by the Governance and Nominating Committee.

Science and Technology Committee

Commencing in January 2016, we formed a Science and Technology Committee. The current members of the Science and Technology Committee are Dr. Hill, Dr. De Souza and Dr. Himawan. Specific responsibilities of the Science and Technology Committee include:

•	assessing information provided by management regarding our research and development activities, initiatives and programs and periodically reporting to the Board on such matters; and

•	discussing and reporting to the Board on significant emerging technology issues and trends relevant to our areas of scientific or therapeutic focus.

Report of the Compensation Committee

Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filings with the SEC.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the members of the compensation committee identified below recommended to the Board that the Compensation Discussion and Analysis below be included in this proxy statement.

Members of the Compensation Committee

Harold E. Selick, Ph.D. (Chair)

Errol B. De Souza, Ph.D.

Jeff Himawan, Ph.D.

Report of the Audit Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Catalyst Biosciences, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 and discussed these financial statements with the Company’s management and with EisnerAmper LLP, the Company’s independent registered public accounting firm.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also discussed with EisnerAmper LLP the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EisnerAmper LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

By the Audit Committee

Augustine “Gus” Lawlor (Chair)

Jeff Himawan, Ph.D.

John P. Richard

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Catalyst. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed in a timely manner.

Certain Relationships and Related Party Transactions

Described below are the transactions and series of similar transactions since January 1, 2015 in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of the directors, executive officers, holders of more than 5% of capital stock (sometimes referred to as “5% stockholders” below) of the Company or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and with each executive officer. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in the Company’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act and, with certain exceptions, with respect to proceedings that he or she initiates.

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy pursuant to which each actual or proposed financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar financial transactions, arrangements or relationships, other than specified employment and compensatory matters, in which (i) the Company was or would be a participant, (ii) the amount involved exceeds $120,000 and (iii) a “related person” (as defined under Item 404 of Regulation S-K) has a direct or indirect material interest, is submitted to the Audit Committee for its review and approval or, if applicable, ratification. These transactions, arrangements or relationships are known as “related person transactions.”

Under the policy, our Chief Financial Officer and outside counsel consult with regard to any proposed transaction, arrangement or relationship that is identified as a possible related person transaction. If they determine the Company desires to proceed with the proposed transaction, arrangement or relationship and the outside counsel determines, based on available information, that the proposed transaction may constitute a related person transaction, it is submitted to the Audit Committee for its consideration. The Audit Committee is to consider all available relevant facts and circumstances, including the benefits to the Company, the impact on a director’s independence in the event the related person is a director (or a family member or entity affiliated with a director), the availability of other sources for comparable products or services, the proposed terms and the terms available to or from parties that are not related persons. Absent special circumstances, the Audit Committee may approve only those related person transactions that it determines to be in or not contrary to the best interests of the Company and its stockholders. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

Affiliations with 5% Stockholders

Dr. Himawan is a member of the Board and a manager of Essex Woodlands Health Ventures VIII, LLC, which is affiliated with Essex Woodlands Health Ventures Fund VIII, L.P., Essex Woodlands Health Ventures Fund VIII-A, L.P. and Essex Woodlands Health Ventures Fund VIII-B, L.P. (each an “Essex Entity” and collectively, the “Essex Entities”). Together, the Essex Entities hold more than 5% of our outstanding capital stock.

Mr. Lawlor is a member of the Board and a managing director of HealthCare Partners VIII, LLC, which is affiliated with HealthCare Ventures VIII, L.P. HealthCare Ventures VIII, L.P. holds more than 5% of our outstanding capital stock.

BVF Inc. is affiliated with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd. and BVF Partners L.P. (each a “BVF Entity” and collectively, the “BVF Entities”). Together, the BVF Entities hold more than 5% of our outstanding capital stock.

Each of Morgenthaler Partners VIII, L.P., Johnson & Johnson Innovation-JJDC, Inc. (formerly known as Johnson & Johnson Development Corporation), New Enterprise Associates 10, Limited Partnership and Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP holds more than 5% of our outstanding capital stock.

Issuance of Series F Convertible Preferred Stock

In January 2015, Old Catalyst issued and sold an aggregate of 2,623,650 shares of Series F convertible preferred stock at a price per share of $1.2706, for an aggregate consideration of approximately $3.33 million. In July 2015, Old Catalyst completed another closing of Series F convertible preferred stock financing and issued 3,164,872 shares for cash proceeds of $4.0 million. Prior to the completion of the merger, each outstanding share of Old Catalyst’s Series F convertible preferred stock converted into ten shares of Old Catalyst common stock. Upon the completion of the merger, the Company exchanged such shares of Old Catalyst common stock for shares of the common stock of the Company. The table below sets forth the number of shares of Series F convertible preferred stock purchased pursuant to the Series F convertible preferred stock financing and the purchase price for each purchaser that is a director, executive officer or 5% stockholders, and their affiliates.

Name of Purchaser	Shares of Series F Preferred Stock (#)	Purchase Price ($)
Essex Woodlands Health Ventures Fund VIII, L.P.(1)	849,711	$1,079,644.82
Essex Woodlands Health Ventures Fund VIII-A, L.P.(1)	61,263	$77,842.59
Essex Woodlands Health Ventures Fund VIII-B, L.P.(1)	26,635	$33,844.33
Johnson & Johnson Innovation-JJDC, Inc.(2)	1,470,165	$1,867,992.69
Morgenthaler Partners VIII, L.P.(3)	1,097,024	$1,393,879.85
HealthCare Ventures VIII, L.P.(4)	1,496,126	$1,900,980.18
Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP(5)	1,366,852	$1,736,725.18
Nassim Usman, Ph.D.(6)	35,416	$44,999.57
Harold E. Selick, Ph.D.(7)	31,481	$39,999.76
Edwin L. Madison, Ph.D.(8)	7,870	$9,999.63
Charles Payne and Nancy Payne 2000 Trust U/A Dtd 03/09/2000(9)	39,351	$49,999.38

(1)	Together, the Essex Entities hold more than 5% of the Company’s outstanding capital stock. Dr. Himawan is a member of the Board and a manager of Essex Woodlands Health Ventures VIII, LLC, which is affiliated with the Essex Entities.
(2)	Johnson & Johnson Innovation-JJDC, Inc. holds more than 5% of the Company’s outstanding capital stock.
(3)	Morgenthaler Partners VIII, L.P. holds more than 5% of the Company’s outstanding capital stock.
(4)	HealthCare Ventures VIII, L.P. hold more than 5% of the Company’s outstanding capital stock. Mr. Lawlor is a member of the Board and a managing director of HealthCare Partners VIII, LLC, which is affiliated with HealthCare Ventures VIII, L.P.
(5)	Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP holds more than 5% of the Company’s outstanding capital stock.
(6)	Dr. Usman is a member of the Board and the Company’s President and Chief Executive Officer.
(7)	Dr. Selick is a member of the Board.
(8)	Dr. Madison is the Company’s Chief Scientific Officer.
(9)	Charles Payne and Nancy Payne 2000 Trust U/A Dtd 03/09/2000 is affiliated with Mr. Payne, the Company’s Chief Financial Officer.

In connection with the issuance of Old Catalyst’s Series F convertible preferred stock, Old Catalyst entered into an amended and restated voting agreement, an amended and restated investor rights agreement and an amended and restated right of first refusal and co-sale agreement and with certain directors, executive officers and 5% stockholders, and their affiliates. These agreements terminated upon completion of the merger.

Convertible Promissory Notes

In May and June 2015, Old Catalyst issued and sold convertible promissory notes (the “Notes”) in a series of closings in the aggregate principal amount of $1.9 million to existing stockholders, together with warrants to purchase shares of Old Catalyst’s capital stock. The convertible promissory notes accrued interest at a rate of 12% per annum and were to mature one year from the date of issuance.

In connection with the debt financing, Old Catalyst also issued and sold to each investor purchasing a convertible promissory note a warrant to purchase equity securities of the same type that the principal amount of the convertible promissory note issued to such investor converts into. The warrants were originally exercisable for up to a number of shares equal to the quotient of: (a) 25% multiplied by the principal amount of the convertible promissory note issued to such investor divided by (b) the stock purchase price equal to: (i) in the case the notes convert in connection with a financing the price per share of the securities paid by investors in such financing or (ii) in the case that the warrant shares were Series E convertible preferred stock, $1.2706. The purchase price for each warrant was equal to 0.1% of the principal amount of the corresponding convertible promissory note. The exercise price for the warrant shares was originally equal to the stock purchase price.

In conjunction with the subsequent closing of the Series F convertible preferred stock financing in July 2015, Old Catalyst and the majority holders of the Notes amended the Notes such that the closing constituted a qualified financing and, accordingly, the total outstanding principal amount of the Notes of $1.9 million and all unpaid accrued interest of $0.03 million, were converted into 1,511,723 shares of Series F convertible preferred stock and warrants for the purchase of 372,045 shares of Series F convertible preferred stock were issued to the noteholders in connection with the conversion of the Notes to Series F convertible preferred stock. All preferred stock and warrants were converted to common stock and warrants to purchase common stock of the Company upon the closing of the merger.

Name of Purchaser	Principal Amount ($)	Shares of Company Common Stock Issuable Upon Exercise of Warrant Shares (#)
Essex Woodlands Health Ventures Fund VIII, L.P. (1)	$527,997.98	39,683
Essex Woodlands Health Ventures Fund VIII-A, L.P. (1)	$38,068.82	2,860
Essex Woodlands Health Ventures Fund VIII-B, L.P. (1)	$16,551.66	1,243
HealthCare Ventures VIII, L.P. (2)	$338,468.70	25,439
Morgenthaler Partners VIII, L.P. (3)	$224,065.31	16,839
Johnson & Johnson Innovation-JJDC, Inc. (formerly known as Johnson & Johnson Development Corporation) (4)	$305,967.34	22,996
Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP (5)	$176,634.29	13,275

(1)	Together, the Essex Entities hold more than 5% of the Company’s outstanding capital stock. Dr. Himawan is a member of the Board and a manager of Essex Woodlands Health Ventures VIII, LLC, which is affiliated with the Essex Entities.
(2)	HealthCare Ventures VIII, L.P. hold more than 5% of the Company’s outstanding capital stock. Mr. Lawlor is a member of the Board and a managing director of HealthCare Partners VIII, LLC, which is affiliated with HealthCare Ventures VIII, L.P.
(3)	Morgenthaler Partners VIII, L.P. holds more than 5% of the Company’s outstanding capital stock.

(4)	Johnson & Johnson Innovation-JJDC, Inc. holds more than 5% of the Company’s outstanding capital stock.
(5)	Rosetta Capital V GP Limited on behalf of Rosetta Capital V LP holds more than 5% of the Company’s outstanding capital stock.

As the recipients of the convertible promissory notes each have an equity ownership in the Company, the convertible promissory notes are considered to be a related-party transaction.

Voting Agreements

Targacept and Old Catalyst each entered into voting agreements in connection with the merger with certain directors, executive officers and 5% stockholders, and their affiliates.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers as of April 18, 2016, their positions and their respective ages on that date are:

Name	Age	Position
Nassim Usman, Ph.D.	57	President and Chief Executive Officer
Howard Levy, M.B.B.Ch., Ph.D., M.M.M.	62	Chief Medical Officer
Edwin L. Madison, Ph.D.	61	Chief Scientific Officer
Fletcher Payne	53	Chief Financial Officer

Our executive officers serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. Biographical information for Dr. Usman is provided above under the heading “Continuing Directors.”

Howard Levy, M.B.B.Ch., Ph.D., M.M.M., joined us as our Chief Medical Officer in April 2016. Prior to joining us, from 2010 through April 2016, Dr. Levy had served as either a Chief Medical Officer or a consultant with various public and private biotechnology companies on clinical and drug development strategy and execution. In addition, Dr. Levy was the Senior Global Medical Program Director at CSL Bering in 2013, and he was the Senior Vice President and Chief Medical Officer at Inspiration Biopharmaceuticals, a company solely focused on innovation in hemophilia, in 2012. From 2008 to 2011, he served as Chief Medical Officer at Sangart, Inc., which was developing pegylated hemoglobin as an oxygen therapeutic agent and a treatment for sickle cell crisis. Prior to Sangart, from 2006 to 2008, Dr. Levy was Associate Vice President, Clinical Research, Medical and Regulatory Affairs, at Novo Nordisk and was responsible for a number of clinical research programs, including recombinant factor VIIa. Earlier in his career, Dr. Levy was Clinical Research Physician and Medical Director, Acute Care in the U.S. Medical Division of Eli Lilly and Company supporting post-marketing clinical trials and medical affairs for recombinant Activated Protein C (Xigris) in severe sepsis and antiplatelet agents ReoPro and prasugrel. He was also Chief of Critical Care Medicine at the University of New Mexico in Albuquerque for 11 years. Dr. Levy holds M.B.B.Ch and Ph.D. degrees from University of the Witwatersrand in Johannesburg, South Africa and a M.M.M. from Carnegie Mellon University’s H. John Heinz III College.

Edwin L. Madison, Ph.D. served as Chief Scientific Officer of Old Catalyst from February 2006 until the completion of the merger in August 2015, after joining in 2003 as Vice President of Research. Since the merger, Dr. Madison has served as our Chief Scientific Officer. Prior to joining Old Catalyst, Dr. Madison was Vice President of Biological Research at Dendreon San Diego and Dendreon Corporation. Dr. Madison has achieved an international reputation in the fields of serine protease and serpin basic research, and he is a lead inventor of a currently marketed protease therapeutic agent. Dr. Madison has served as a faculty member at The Torrey Pines Institute for Molecular Studies as Professor of Vascular Biology, at The Scripps Research Institute as Associate Professor of Vascular Biology and at the University of Texas—Southwestern Medical Center with joint appointments in the departments of Biochemistry and Internal Medicine. Dr. Madison received his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center.

Fletcher Payne served as Old Catalyst’s Chief Financial Officer from January 2015 until the completion of the merger in August 2015. Since the merger, Mr. Payne has served as our Chief Financial Officer. Mr. Payne joined Old Catalyst in a consulting capacity through Danforth Advisors LLC, where he worked as a consultant, until April 2015, when he became an Old Catalyst employee. He has been a consulting Chief Financial Officer of CFP Advisory since November 2011, and from September 2008 to November 2011, Mr. Payne served as Chief Financial Officer of Pathwork Diagnostics. Mr. Payne has also served in senior financial positions at CytomX Therapeutics, Plexxikon Inc., Rinat Neuroscience Corporation, Dynavax Technologies Corporation, Cell

Genesys, Abgenix, Sun Micro Systems, and IBM. Mr. Payne has over 20 years of experience helping life science companies achieve their business goals. His life science experience includes successful start-ups, initial public offerings, mergers, spin-outs, financings, business collaborations and working with R&D teams whose efforts have led to four products receiving FDA clearance. Mr. Payne graduated with a B.S. in Finance from the Haas School of Business, University of California, Berkeley.

Compensation Discussion and Analysis

Background

On August 20, 2015, we completed our business combination with Old Catalyst, a clinical-stage biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions. Thereafter, the business we conduct has become primarily the business conducted by Old Catalyst. In addition, substantially all of our current employees, all of our officers and four of our seven directors were employees, officers or directors, respectively, of Old Catalyst prior to the merger, and the employment of all then-serving executive officers of Targacept was terminated in connection with the merger and all but three then-serving Targacept directors resigned in connection with the merger.

In this proxy statement, we refer to Dr. Usman, Dr. Madison, Mr. Payne, Stephen A. Hill, Mauri K. Hodges, Patrick C. Rock and Scott N. Cullison, collectively, as our Named Executive Officers. Prior to the completion of the merger, Dr. Usman, Dr. Madison and Mr. Payne were the executive officers of Old Catalyst, and following the merger, Dr. Usman was our Chief Executive Officer and Dr. Madison and Mr. Payne were our next two highest compensated executive officers serving as of December 31, 2015. Dr. Hill, Ms. Hodges, Mr. Rock and Mr. Cullison were executive officers of Targacept prior to the merger, and their employment with us terminated upon completion of the merger, but compensation information is included for them in accordance with the regulations of the SEC.

Compensation Objectives and Framework

Because of the merger and the associated changes in management of the Company in connection therewith, 2015 was a transition year for our executive compensation policies. In making its determinations regarding our current executive compensation practices, our Compensation Committee (which, as constituted prior to the merger, we refer to as the Targacept Compensation Committee) has reviewed the compensation framework and philosophies that had been applicable to each of Targacept and Old Catalyst prior to the merger, the approval in August 2015 of Targacept’s advisory vote on its executive compensation for 2014, management presentations, and third-party reports. We expect that our Compensation Committee will continue its review in order to refine our comprehensive compensation policies and practices for the operation of our business as a public company going forward.

Targacept’s executive compensation program historically was designed to achieve three primary objectives:

1.	Remain competitive with comparable companies in our industry in order to attract and retain talented individuals to contribute to our long-term success;

2.	Provide substantial incentive to achieve our business objectives and build stockholder value, thereby aligning the interests of our executives with the interests of our stockholders and paying for performance; and

3.	Achieve internal pay equity within our executive management team.

In addition, the Compensation Committee has, both prior to and after the completion of the merger, sought to balance the cash- versus stock-based elements and the fixed- versus variable incentive-based elements of our executive compensation program. Toward that end, with respect to each of the Named Executive Officers, the Compensation Committee generally aims for annual base salary, annual cash incentive compensation and annual equity grants to be at or near the 50th percentile for the comparable position or level of responsibility (e.g., chief executive, senior vice president, vice president) for companies in our peer group. However, the Compensation Committee has not relied solely on peer group data and has not been bound by or rigidly adhered to a formulaic application of a predetermined percentile level within the peer group in determining compensation for the Named Executive Officers.

Recognizing the changes in the Company’s capital structure and business brought about by the merger, in September 2015, the Compensation Committee retained Radford as an independent compensation consultant to conduct an analysis of the appropriateness of the Company’s peer group and, based on that analysis, evaluate the appropriateness of our cash and equity executive compensation programs and recommend changes to maintain our market competitiveness and meet the Compensation Committee’s compensation objectives. The peer group analysis took into account our market capitalization, organizational complexity, product focus, stages of development of products, industry sector and geographic location.

After considering Radford’s analysis and recommendations, in October 2015, the Compensation Committee established a new peer group to assess the competitiveness of our executive compensation. The new peer group, which we refer to as the 2015 Peer Group, consists of the following 21 companies: Achaogen, Inc., Aldeyra Therapeutics, Inc., Asterias Biotherapeutics, Inc., Calthera Biosciences, Inc., Carbylan Therapeutics, Inc., CoLucid Pharmaceuticals, Inc., Conatus Pharmaceuticals Inc., Cymabay Therapeutics, Inc., Eleven Biotherapeutics, Inc., Fate Therapeutics, Inc., GlycoMimetics, Inc., Heat Biologics, Minerva Neurosciences, Inc., NephroGenex, Inc., Ocera Therapeutics, Inc., OHR Pharmaceutical Inc., Proteon Therapeutics, Inc., Tobira Therapeutics, Inc., Tokai Pharmaceuticals, Inc., TRACON Pharmaceuticals, Inc. and Vitae Pharmaceuticals, Inc.

Compensation Elements

Annual Base Salary

Base salaries for our Named Executive Officers were initially established through arm’s-length negotiation at the time the executive was hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and are adjusted from time to time to realign salaries with market levels, and to take into account individual responsibilities, performance, experience and expected future contributions. The Compensation Committee generally targets compensation for each of the Company’s Named Executive Officers toward the 50th percentile of the Company’s peer group, although Dr. Madison’s compensation currently tracks towards the 70th percentile. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similarly sized and situated companies in our industry. We also draw upon the experience of members of our Board with other companies.

In January 2015, the Targacept Compensation Committee concluded that the base salary levels of Dr. Hill and Mr. Rock were appropriate when compared to relevant external benchmarks and should therefore remain unchanged for fiscal year 2015. Following the merger, in October 2015, the Compensation Committee approved base salaries for Dr. Usman, Dr. Madison and Mr. Payne of $440,000, $350,000 and $316,000, respectively, based on the evaluations and recommendations by Radford, Company management and the Compensation Committee’s further review and analysis of the evaluations and recommendations by Radford and the Company management and, with respect to adjustments to salaries for Drs. Usman and Madison, the fact that neither had received a salary increase since 2011. The new base salaries were made effective September 1, 2015, and reflected a 10% and 8% increase for Dr. Usman and Dr. Madison, respectively, as compared to their base salaries in 2014, and a 5% increase for Mr. Payne’s prior base salary (Mr. Payne was not employed by the Company in 2014).

Subsequently, in January 2016, to maintain the competitiveness of the compensation for our currently serving Named Executive Officers with the 50th percentile of base salary compensation paid by companies in the

2015 Peer Group, and in consideration of each Named Executive Officer’s individual performance, individual skills and criticality of position, the Compensation Committee approved base salaries for 2016 for Dr. Usman, Dr. Madison and Mr. Payne of $453,200, $357,000 and $325,000, respectively, representing a 3%, 2% and 3% increase, respectively, over each officer’s 2015 salary.

Annual Cash Incentive Bonus

Prior to the merger, Targacept’s executive officers historically participated in an annual cash incentive program. Under this program, each executive officer was eligible to receive an annual cash bonus in an amount based on:

•	a target bonus percentage of his or her base salary, which in some cases was subject to a minimum percentage specified in the executive officer’s employment agreement; and

•	Targacept’s satisfaction of target or, in some cases, threshold or minimum criteria for achieving pre-defined corporate performance objectives, and in some cases other corporate accomplishments, that the Targacept Compensation Committee believed advanced Targacept’s business interests and contributed to its future success and the building of stockholder value.

Under Targacept’s annual cash incentive program, at or about the beginning of each fiscal year, the Targacept Compensation Committee established corporate performance objectives for that year and ascribed a percentage weighting to each performance objective. Following the end of the fiscal year, the Targacept Compensation Committee determined the achievement level of the program for that year. In determining the achievement level, the Compensation Committee (i) calculated the weightings ascribed to those specified performance objectives that were met, (ii) determined whether to award all or any portion of the weighting ascribed to any performance objective that was not met (e.g., because the objective is achieved only in part or on a delayed basis, because a strategic change occurred during the year making the objective unachievable, or for any other reason), and (iii) determined whether to make any adjustment based on other corporate accomplishments or events that occurred during the year.

In January 2015, the Targacept Compensation Committee determined that Targacept had achieved its fiscal year 2014 corporate performance objectives at a level of 52.9% of target eligibility. As a result, and in accordance with the annual cash incentive bonus targets provided in their employment agreements, Dr. Hill, Ms. Hodges, Mr. Rock and Mr. Cullison received cash bonus payments of $129,532, $35,435, $60,263 and $28,885, respectively.

Based upon the recommendation of the Targacept Compensation Committee, in February 2015, the Targacept board of directors met to establish corporate performance objectives, associated weightings, and criteria for measuring achievement under our annual cash incentive award program for fiscal 2015. Prior to the merger, Dr. Hill periodically reported to the Targacept board of directors on Targacept’s progress towards achieving various performance objectives established under Targacept’s historical cash incentive award programs, including in the areas of clinical science, finance, portfolio enhancement, and enterprise value. As activities progressed, it became clear that a merger would likely be completed before the end of the calendar year. Accordingly, the Targacept Compensation Committee determined that the prospect of anticipated merger consideration payable to Dr. Hill, Ms. Hodges, Mr. Rock, Mr. Cullison and Targacept’s other executive officers in respect of equity held by them, together with change of control severance payments payable to them in connection with the completion of the merger, would provide sufficient motivation for the Targacept executive officers to work over the course of 2015 toward the successful completion of the merger. As such, and as the cash incentive program was only payable in the event of full year outcomes, no action was deemed necessary by the Targacept Compensation Committee or the board of directors to adjust the corporate performance objectives, and no bonuses were therefore paid under Targacept’s 2015 annual cash incentive program.

Following the merger, in October 2015 the Compensation Committee adopted the foregoing framework for annual cash incentive awards, and approved corporate performance objectives and associated weightings for the remainder of the 2015 fiscal year and approved cash incentive bonus targets of 50% of annual base salary for Dr. Usman and 35% of annual base salary for each of Dr. Madison and Mr. Payne. In January 2016, the Compensation Committee determined that the Company had achieved the established fiscal year 2015 corporate performance objectives at a level of 77% of eligibility. As a result, Dr. Usman, Dr. Madison and Mr. Payne received cash bonus payments of $169,400, $94,325 and $85,162, respectively.

In January 2016, the Compensation Committee also established performance objectives and associated weightings and performance criteria for the annual cash incentive program for fiscal year 2016 without changing the executive officers’ bonus targets or otherwise materially changing the mechanics of the existing program. The performance objectives for 2016 include the achievement of specified goals with respect to corporate development, including capital raising and business development, and research and development.

Stock-Based Awards

Granting stock options furthers the Company’s executive compensation objectives by aligning the interests of executive officers with the interests of our stockholders and serves as a powerful retention tool because stock options granted to the executive officers typically have vesting schedules that extend over a four-year period. Dr. Hill, Ms. Hodges, Mr. Rock and Mr. Cullison were eligible to be granted stock options or other stock-based under the Targacept, Inc. 2006 Stock Incentive Plan until it was terminated. Dr. Usman, Dr. Madison, Mr. Payne and our other employees, consultants and directors are currently eligible to be granted stock options or other stock-based awards under the 2015 Plan.

Historically, Targacept executive officers received annual stock option grants, but the Targacept Compensation Committee determined in February 2015 not to grant annual stock-based awards for fiscal year 2015 in recognition of out-of-cycle restricted stock grants in October 2014. However, to help ensure a smooth transition of Targacept through the anticipated merger, in February 2015, the Targacept board of directors extended the post-termination exercise period of certain stock options held by employees terminated during fiscal 2015. The extension was from 90 days to the earlier of the expiration of the option or two years from the date of the employee’s termination, and covered only those options priced at $20.02 or less.

Following the closing of the merger, in October 2015, the Compensation Committee approved grants of 225,000, 130,000 and 100,000 incentive stock options to Dr. Usman, Dr. Madison and Mr. Payne, respectively. These grants were based on the evaluations and recommendations by Radford in order to ensure the competitiveness of our executive officers with the companies in the 2015 Peer Group. The Compensation Committee determined that each of Dr. Madison and Mr. Payne’s equity-based compensation should approach the 70th percentile of peer group companies in the 2015 Plan to account for the post-merger context of operating a public company and align their grants more closely with a new hire award level. However, due to a limitation in the number of stock options that were available to issue, the equity-based compensation awarded to Dr. Usman remained below the 50th percentile target of peer group companies. In addition, at the time these options were granted, the 2015 Plan provided that no participant may be granted options for more than 71,428 shares of common stock during any 12-month period. Accordingly, the portion of each such executive officer’s options in excess of the 71,428 limit were conditioned on stockholder approval of an increase in the per participant annual limit to 500,000 shares, which was received at a special meeting held on December 14, 2015.

Executive Compensation Tables

Summary Compensation Table

The following table shows for the years ended December 31, 2015, 2014 and 2013, compensation awarded to or paid to our Named Executive Officers.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Nassim Usman, Ph.D.(5)	2015	413,333	169,400	—	1,780,139	—	4,387	2,367,260
President and Chief Executive Officer	2014	400,000	50,000	—	—	—	2,193	452,193
	2013	400,000	—	—	331,446		4,279	735,725
Edwin L. Madison, Ph.D.(5)	2015	333,333	94,325	—	1,002,309	—	—	1,429,968
Chief Scientific Officer	2014	325,000	25,000	—	—	—	—	350,000
	2013	325,000	—	—	165,723	—	—	490,723

Fletcher Payne(5)(6)	2015	230,333	85,162	—	600,566	—	—	916,051
Chief Financial Officer
Stephen A. Hill(7)	2015	328,148	—	—	66,000	—	1,447,371	1,841,519
Former President and Chief Executive Officer	2014	515,000	129,532	339,500	682,500	—	10,775	1,677,307
	2013	500,000	187,500	—	—	—	11,868	699,368

Mauri K. Hodges(8)	2015	225,000	—	—	—	—	479,632	704,632
Former Vice President, Finance and Administration, Chief Financial Officer, Treasurer	2014	258,523	35,435	77,600	156,000	—	10,400	537,958

Patrick C. Rock(9)	2015	207,389	—	—	—	—	564,399	771,789
Former Senior Vice President, General Counsel and Secretary	2014	325,480	60,263	87,300	175,500	—	10,400	658,943
	2013	111,410	29,245	—	365,400	—	13,777	519,832

Scott N. Cullison(10)	2015	104,167	—	—	—	—	475,279	579,446
Former Vice President, Business Development	2014	210,000	28,885	77,600	156,000	—	10,400	482,885

(1)	The amounts in the columns titled “Bonus” reflect cash payments made with respect to such year but paid during the first quarter of the following year. 2014 bonuses for Dr. Usman, Dr. Madison and Mr. Payne were discretionary bonuses awarded by the Old Catalyst board of directors on recommendation of the Old Catalyst compensation committee and Dr. Usman (with respect to Dr. Madison’s and Mr. Payne’s bonuses) based on attainment of corporate objectives. Bonuses for Mr. Hill and Mr. Rock were paid under the Company’s annual cash incentive program. Mr. Rock’s 2013 bonus is a prorated amount based on his August 26, 2013 hire date.
(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock awarded during the year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, disregarding the potential for forfeitures, regardless of the period in which the corresponding compensation expense was recorded in accordance with ASC 718.

(3)	The amounts in this column reflect for each fiscal year shown the aggregate grant date fair value of stock options granted during the year calculated in accordance with ASC 718, disregarding the potential for forfeitures, regardless of the period in which the corresponding compensation expense was recorded in accordance with ASC 718.
(4)	The amounts in this column for Dr. Usman represent payment of life insurance premiums, long-term disability and other insurance-related reimbursements. The amounts in this column for Dr. Hill, Ms. Hodges, Mr. Rock and Mr. Cullison represent matching contributions that the Company made under its 401(k) plan, life insurance premiums and expense reimbursements, except that (a) amounts for Dr. Hill in 2015 also include $11,667 in fees for service as a director after the merger, $1,158,750 in severance, $168,000 from accelerated vesting of restricted stock awards and $10,894 in vacation payout, (b) amounts for Ms. Hodges in 2015 also include also include $8,550 in compensation for service as a consultant after the merger, $390,000 in severance and $38,398 from accelerated vesting of restricted stock awards, (c) amounts for Mr. Rock in 2013 also include non-qualified moving expenses of $9,307 associated with the start of his employment with Targacept and in 2015 also include $23,446 in compensation for service as a consultant after the merger, $439,397 in severance, $43,196 from accelerated vesting of restricted stock awards and $17,526 in vacation payout and (d) amounts for Mr. Cullison in 2015 also include $16,950 in compensation as a consultant to Targacept before the merger, $325,000 in severance, $110,000 from accelerated vesting of restricted stock awards and $10,817 in vacation payout.
(5)	Each of Dr. Usman, Dr. Madison and Mr. Payne commenced service with the Company on August 20, 2015 upon completion of the merger. Amounts disclosed for such officers include amounts paid for service with Old Catalyst.
(6)	Mr. Payne commenced his service as Chief Financial Officer with Old Catalyst in January 2015 as a consultant through Danforth Advisors, LLC and became a full-time employee of Old Catalyst in April 1, 2015.
(7)	Dr. Hill’s employment with Targacept terminated on August 20, 2015 in connection with the merger. Dr. Hill has continued service with the Company after the merger as a director.
(8)	Ms. Hodges was not a named executive officer for 2013. Her service with Targacept terminated on September 30, 2015 in connection with the merger, but she continued to provide service to the Company during 2015 after the merger as a consultant.
(9)	Mr. Rock joined Targacept in August 2013 and became its Senior Vice President, General Counsel and Secretary effective October 1, 2013. His employment with Targacept terminated on August 20, 2015 in connection with the merger, but he continued to provide service to the Company during 2015 after the merger as a consultant.
(10)	Mr. Cullison was not a named executive officer for 2013, and his employment with Targacept ended on May 31, 2015.

Grants of Plan-Based Awards in 2015

The following table contains information regarding grants of plan-based awards to the Named Executive Officers made during the fiscal year ended December 31, 2015.

Name	Grant & Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Awards ($)(3)
			Threshold	Target	Maximum
Nassim Usman, Ph.D.	—		—	$220,000	—	—	—	—		—
	10/22/2015		—	—	—	—	71,428	$4.40		$2.89
	10/22/2015		—	—	—	—	153,752	$4.40		$2.86

Edwin L. Madison, Ph.D.	—		—	$122,500	—	—	—	—		—
	10/22/2015		—	—	—	—	71,428	$4.40		$2.85
	10/22/2015		—	—	—	—	58,572	$4.40		$2.86
Fletcher Payne	—		—	$110,600	—	—	—	—		—
	01/22/2015	(4)	—	—	—	—	7,320	$7.60	(4)	$0.28
	01/22/2015	(4)	—	—	—	—	2,440	$7.60	(4)	$0.28
	05/08/2015	(4)	—	—	—	—	1,193	$6.03	(4)	$3.68
	10/22/2015		—	—	—	—	71,428	$4.40		$2.85
	10/22/2015		—	—	—	—	28,572	$4.40		$2.86

Stephen A. Hill	—		—	—	—	—	—	—		—
Mauri K. Hodges	—		—	—	—	—	—	—		—

Patrick C. Rock	—		—	—	—	—	—	—		—
Scott N. Cullison	—		—	—	—	—	—	—		—

(1)	The Company’s annual cash incentive award program was considered a non-equity incentive plan and is discussed above under “—Compensation Discussion and Analysis.” The amounts shown in the “Target” column reflect each Named Executive Officer’s target bonus percentage of base salary set by the Compensation Committee for fiscal 2015. The amounts actually paid to the Company’s named executive officers under the program for fiscal 2015 were as follows: $169,400 for Dr. Usman, $94,325 for Dr. Payne and $85,162 for Mr. Payne. All amounts awarded under the program for fiscal 2015 were paid in the first quarter of 2016.
(2)	The options reflected in this column were granted under the 2015 Plan, except for Mr. Payne’s grants in January and May 2015, which were standalone options.
(3)	The grant date fair value of option awards and restricted stock awards is calculated in accordance with ASC 718 as described in footnote 3 to the Summary Compensation Table.
(4)	The stock options were granted by the board of directors of Old Catalyst on the grant dates listed, but were assumed by the Company upon the closing of the merger on August 20, 2015 and converted into options to purchase common stock of the Company as described in the table. The exercise price per share reflects the grant date fair value of the stock underlying the awards as determined by the board of directors of Old Catalyst on the grant date indicated.

Outstanding Equity Awards at December 31, 2015.

The following table shows for the year ended December 31, 2015, certain information regarding outstanding equity awards at December 31, 2015 for the Named Executive Officers.

Name	Grant Date		Number of Securities Underlying Unexercised Option Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price($)	Option Expiration Date
Nassim Usman, Ph.D.	01/03/2013	(1)	16,881	5,627	(2)	$11.52	01/03/2023
	04/10/2008	(1)	8,786	—		$9.43	04/10/2018
	03/17/2009	(1)	61,118	—		$7.33	03/17/2019
	10/22/2015		4,464	66,964	(3)	$4.40	10/22/2025
	10/22/2015		9,598	143,974	(3)	$4.40	10/22/2025

Edwin L. Madison, Ph.D.	04/10/2008	(1)	3,820	—		$9.43	04/10/2018
	02/05/2010	(1)	6,501	—		$10.48	02/05/2020
	03/17/2009	(1)	26,809	—		$7.33	03/17/2019
	01/03/2013	(1)	8,439	2,815	(4)	$11.52	01/03/2023
	10/22/2015		4,464	66,964	(3)	$4.40	10/22/2025
	10/22/2015		3,660	54,912	(3)	$4.40	10/22/2025
Fletcher Payne	01/22/2015	(1)	7,320	—		$7.60	01/22/2025
	01/22/2015	(1)	2,440	—		$7.60	01/22/2025
	05/08/2015	(1)	1,193	13,132	(5)	$6.03	05/08/2025
	10/22/2015		4,464	66,964	(3)	$4.40	10/22/2025
	10/22/2015		1,785	26,787	(3)	$4.40	10/22/2025

Stephen A. Hill	12/03/2012		155,346	—		$9.03	08/19/2017
	12/03/2012		44,384	—		$9.03	08/19/2017
	01/23/2014		76,847	—		$9.52	08/19/2017
	01/23/2014		10,534	—		$9.52	08/19/2017
	10/22/2015		687	7,563	(6)	$4.40	10/22/2025
	10/22/2015		562	6,188	(6)	$4.40	10/22/2025
Mauri K. Hodges	08/16/2006		3,094	—		$11.13	08/16/2016
	12/19/2007		9,181	—		$17.08	09/29/2017
	01/09/2009		13,980	—		$5.88	09/29/2017
	05/04/2012		29,958	—		$9.24	09/29/2017
	01/17/2013		19,972	—		$9.31	09/29/2017
	01/23/2014		19,972	—		$9.52	09/29/2017

Patrick C. Rock	09/30/2013		12,360	—		$10.64	08/19/2017
	09/30/2013		37,572	—		$10.64	08/19/2017
	01/23/2014		22,423	—		$9.52	08/19/2017
	01/23/2014		45	—		$9.52	08/19/2017
Scott N. Cullison	12/19/2007		538	—		$17.08	05/31/2017
	01/09/2009		1,997	—		$5.88	05/31/2017
	05/04/2012		11,418	—		$9.24	05/31/2017
	01/17/2013		7,489	—		$9.31	05/31/2017
	05/30/2013		7,489	—		$11.48	05/31/2017
	01/23/2014		19,972	—		$9.52	05/31/2017

(1)	These stock options were granted by the board of directors of Old Catalyst on the grant dates listed, but were assumed by the Company upon the closing of the merger on August 20, 2015 and converted into options to purchase common stock of the Company as described in the table.
(2)	The remaining portion of these options to purchase common stock vest at the rate of 1/48th of the number of total shares subject to the option on the 5th day of each month, with the final tranche vesting on December 5, 2016.
(3)	The remaining portion of these options to purchase common stock vest at the rate of 1/48th of the number of total shares subject to the option on the 1st day of each month, with the final tranche vesting on August 1, 2019.
(4)	The remaining portion of these options to purchase common stock vest at the rate of 1/48th of the number of total shares subject to the option on the 5th day of each month, with the final tranche vesting on December 5, 2016.
(5)	The remaining portion of these options to purchase common stock vest at the rate of 1/48th of the number of total shares subject to the option on the 1st of each month, with the final tranche vesting on March 1, 2019.
(6)	The remaining portion of these options to purchase common stock vest at the rate of 1/36th of the number of total shares subject to the option on the 1st day of each month, with the final tranche vesting on August 1, 2018.

Option Exercises and Stock Vested

The following table shows for the year ended December 31, 2015, certain information regarding options to purchase common stock that were exercised or restricted stock that vested for the Named Executive Officers. No Named Executive Officer exercised any options to purchase common stock during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Nassim Usman, Ph.D.	—	—	—	—

Edwin L. Madison, Ph.D.	—	—	—	—
Fletcher Payne	—	—	—	—

Stephen A. Hill	—	—	25,000	$168,000
Mauri K. Hodges	—	—	5,714	$38,398

Patrick C. Rock	—	—	6,428	$43,196
Scott N. Cullison	—	—	17,973	$110,000

(1)	Amounts in this column represent the number of shares of restricted stock that vested during 2015 for the applicable Named Executive Officer, multiplied by the market price of the underlying shares of our common stock on the vesting date.
(2)	On August 20, 2015, in connection with the consummation of the merger and in full accordance with the terms of each applicable Named Executive Officer’s separation agreement with the Company, all unvested shares of restricted stock that had been granted by the Company to the applicable Named Executive Officers on October 11, 2014 vested in full in accordance with the terms of their award agreement. The value realized is calculated by multiplying the closing market price of our common stock on August 20, 2015, $6.72, the vesting date, by the total number of shares that vested.

Employment Agreements

Each of our currently serving Named Executive Officers is party to an offer letter (as described below), as well as a standard confidential information and/or inventions assignment agreement, under which each of

Dr. Usman, Dr. Madison and Mr. Payne agreed not to disclose our confidential information. We previously entered into employment agreements with Dr. Hill, Ms. Hodges, Mr. Rock and Mr. Cullison, each of whose employment terminated in 2015 prior to, or in connection with the merger.

Nassim Usman

Under our offer letter with Dr. Nassim Usman, our President and Chief Executive Officer, Dr. Usman is entitled to an annual base salary, which is currently $453,200, and is eligible for our benefits program, including life and disability insurance, medical, dental and vision, and a 401K and Flex Spending account. In addition, in accordance with the terms of the letter agreement, Dr. Usman was awarded stock option grants to purchase an aggregate of 44,018 shares of our common stock at an exercise price per share equal to the fair market value on the date of grant, all of which have fully vested.

The letter agreement provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provided that if we terminate Dr. Usman’s employment without “cause” (as defined in the agreement) or “constructively terminate” (as defined in the agreement) his employment (whether or not in connection with a change of control), Dr. Usman would be eligible to receive the following:

•	severance payments, equal to the rate of base salary he was receiving at the time of such termination for a period of 12 months; and

•	accelerated vesting of the number of shares of common stock subject to options he holds that would otherwise have vested as of the date 12 months after the effective date of his termination.

If a “change of control” (defined in Dr. Usman’s agreement as either (1) an acquisition of the Company by another entity, unless at least 50% of the voting power of the surviving or acquiring entity is owned immediately after the transaction by our stockholders, or (2) a sale of all or substantially all of our assets) occurred and at any time during the 12-month period following such change of control Dr. Usman is terminated without “cause” or as a result of a “constructive termination,” then in addition to the benefits set forth in the preceding paragraph, all of the common stock options that he holds will be fully vested.

Edwin L. Madison, Ph.D.

Under our offer letter with Dr. Edwin L. Madison, our Chief Scientific Officer, Dr. Madison is entitled to an annual base salary, which is currently $357,000, and is eligible for our benefits program on the same terms as other executives. In addition, in accordance with the terms of the offer letter, Dr. Madison was awarded stock options grant to purchase an aggregate of 6,876 shares of our common stock at an exercise price per share equal to the fair market value on the date of grant, all of which have fully vested.

The letter agreement, as amended, provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provides that if we terminate Dr. Madison’s employment without “cause” (as defined in the agreement) or “constructively terminate” (as defined in the agreement) his employment (whether or not in connection with a change of control), Dr. Madison will be eligible to receive the following:

•	severance payments, equal to the rate of base salary he is receiving at the time of such termination for a period of 12 months;

•	the number of shares of common stock subject to options he holds that would otherwise have vested as of the date 12 months after the effective date of his termination; and

•	any repurchase right of the Company with respect to shares of common stock he holds would lapse with respect to the number of shares for which the right would have lapsed during the 12-month period following the effective date of his termination had he remained employed.

If a “change of control” (defined in Dr. Madison’s agreement as either (1) an acquisition of the Company by another entity, unless at least 50% of the voting power of the surviving or acquiring entity is owned immediately after the transaction by our stockholders, or (2) a sale of all or substantially all of our assets) occurs and at any time during the 12-month period following such change of control Dr. Madison is terminated without “cause” or as a result of a “constructive termination,” then in addition to the benefits set forth in the preceding paragraph, all of Dr. Madison’s options will become fully vested and any repurchase rights on shares of common stock he holds will lapse.

Fletcher Payne

Under our offer letter with Fletcher Payne, our Chief Financial Officer, Mr. Payne is entitled to an annual base salary, which is currently $325,000, and is eligible for our benefits program, including life and disability insurance, medical, dental and vision, and 401K plans. In addition, in accordance with the terms of the letter agreement, Mr. Payne was awarded stock options grant to purchase 14,325 shares of our common stock at an exercise price per share equal to fair market value on the date of grant, the option being subject to four year monthly vesting, beginning on April 1, 2015.

The letter agreement provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provides that if we terminate Mr. Payne’s employment without “cause” (as defined in the agreement) or “constructively terminate” (as defined in the agreement) his employment (whether or not in connection with a change of control), Mr. Payne will be eligible to receive the following:

•	severance payments, equal to the rate of base salary he is receiving at the time of such termination for a period of 6 months; and

•	accelerated vesting of the number of shares of common stock subject to options he holds that would otherwise have vested as of the date 6 months after the effective date of his termination.

Agreements with Dr. Hill, Ms. Hodges and Mr. Rock

We previously entered into employment agreements with Dr. Hill, Ms. Hodges and Mr. Rock, whose employment terminated on August 20, 2015, September 30, 2015 and August 20, 2015 respectively in connection with the merger. In connection with their terminations, we entered into executive separation agreements with each of Dr. Hill, Ms. Hodges and Mr. Rock (the “Separation Agreements”). The Separation Agreements generally provided for the benefits that Dr. Hill, Ms. Hodges and Mr. Rock were entitled to under their existing employment agreements with us, including, among other things, that (i) Dr. Hill, Ms. Hodges and Mr. Rock were each entitled to 100% acceleration of unvested stock options to purchase capital stock and 100% acceleration of all unvested restricted stock awards held by such officer and (ii) we paid both Dr. Hill and Mr. Rock certain lump sum cash amounts (rather than in monthly installments), with Dr. Hill entitled to receive $1,203,933, Ms. Hodges entitled to receive $406,268 and Mr. Rock entitled to receive $454,772. In exchange for the foregoing, each of Dr. Hill, Ms. Hodges and Mr. Rock agreed to a general release and waiver of claims and a non-disparagement clause, and affirmed their continuing obligations under their employment agreements and proprietary information, inventions and noncompetition agreements with us.

Agreement with Mr. Cullison

Targacept terminated the employment of Mr. Cullison, effective May 31, 2015 for reasons other than just cause. In connection with the termination of his employment, he received $325,000 in severance payments in accordance with his employment agreement and 100% acceleration of unvested restricted stock awards then held by him. Mr. Cullison’s employment agreement provided that he shall maintain the confidentiality of the Company’s proprietary information and shall not engage in a business defined in the agreement as competitive to it until nine months after termination of employment.

Payments Upon Termination in Certain Circumstances

Our executive employment agreements with each of our currently serving Named Executive Officers provide for certain payments and benefits if we terminate his employment without “cause” (as defined in the agreement) or “constructively terminates” (as defined in the agreement) his employment, whether or not in connection with a change of control).

Under SEC rules, we are required to estimate and quantify the payments and benefits that would be payable by us upon the occurrence of a triggering event, as if the triggering event had occurred as of the last business day of the last fiscal year. For each of Dr. Usman, Dr. Madison and Mr. Payne, the following table sets forth the estimated payments and benefits that would have become payable if the noted triggering event occurred on December 31, 2015, the last business day of our most recently completed fiscal year. These amounts reflect the additional payments or benefits each executive officer would be entitled to receive pursuant to his employment agreement, as such existed on December 31, 2015. The amounts shown reflect only the additional payments or benefits that an executive officer would have received upon the occurrence of the respective triggering events listed below. These amounts do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event. Receipt of any of the payments and benefits set forth below is contingent on the delivery by the executive officer of a release and waiver of legal claims related to the employment relationship.

The employment of Dr. Hill, Ms. Hodges, Mr. Rock and Mr. Cullison was terminated other than for just cause in connection with the merger on August 20, 2015, September 30, 2015, August 20, 2015 and March 11, 2015, respectively, and the table sets forth the payments and benefits that became payable upon the end of each such executive officer’s employment on that respective date.

	SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION
	Severance Pay—Base Salary(1)	Severance Pay—Annual Bonus(2)	Value of Accelerated Options and Stock Awards(3)	Continuation of Health, Dental and Life Insurance	Outplacement Counseling Services	Total
Nassim Usman, Ph.D.
Termination Without Cause or Constructive Termination (no Change of Control)	$440,000	$—	$—	$—	$—	$440,000
Termination Related to Change of Control	$440,000	$—	$—	$—	$—	$440,000
Edwin L. Madison, Ph.D.
Termination Without Cause or Constructive Termination (no Change of Control)	$350,000	$—	$—	$—	$—	$350,000
Termination Related to Change of Control	$350,000	$—	$—	$—	$—	$350,000
Fletcher Payne
Termination Without Cause or Constructive Termination (no Change of Control)	$158,000	$—	$—	$—	$—	$158,000
Termination Related to Change of Control	$158,000	$—	$—	$—	$—	$158,000
Stephen A. Hill
Termination on August 20, 2015	$772,500	$386,250	$168,000	$40,183	$5,000	$1,371,933
Mauri K. Hodges
Termination on August 20, 2015	$300,000	$90,000	$38,398	$11,268	$5,000	$444,666
Patrick C. Rock
Termination on August 20, 2015	$325,480	$113,918	$43,196	$10,374	$5,000	$497,968
Scott N. Cullison
Termination on May 13, 2015	$210,000	$63,000	$105,200	$21,755	$10,000	$409,955

(1)	The amounts in this column reflect the portion of severance payable based on of the executive officer’s base salary as described in the applicable employment agreement.

(2)	The amounts in this column reflect the portion of severance payable that is based on the target annual bonus as described in the applicable employment agreement.
(3)	Amounts attributable to restricted stock acceleration are based on the closing price of our common stock on the date of acceleration. Amounts attributable to option acceleration are based on the positive difference between the closing price of our common stock on the date of acceleration and the exercise price per share of each option for which vesting would be accelerated, disregarding each option with an exercise price above the applicable closing price. The closing price of our common stock on December 31, 2015 was $3.13, which was below the exercise price of each unvested option held by Dr. Usman, Dr. Madison and Mr. Payne.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on our Company.

Director Compensation

Following the completion of the merger, on October 22, 2015, the Board adopted the following compensation policy that is applicable to all non-employee directors (directors who are employees of the Company will not receive any compensation for their service on the board of directors), as updated in January 2016 to account for the formation of the Science and Technology Committee:

•	Initial Equity Grants. Each non-employee director who joins the Board will receive an option to purchase 15,000 shares of common stock, which will vest monthly over three years, subject to continued service.

•	Annual Retainers. Each non-employee director will receive an annual retainer for service on the Board consisting of an option to purchase 7,500 shares of the common stock, to be awarded at the Company’s annual stockholders’ meeting and which will vest over one year, in addition to annual cash retainers for service on the Board and committees of the Board, or for service as chair of the Board or such committees (inclusive of retainers for service as a member), as follows:

Additional annual retainer fees for service as member or chair of:	Member	Chair
Board of Directors	$35,000	$60,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Governance and Nominating Committee	$3,750	$7,500
Science and Technology Committee	$3,750	$7,500

In connection with the adoption of the foregoing director compensation policy, on October 22, 2015, the Board approved initial equity grants under the 2015 Plan to each non-employee director of options to purchase 15,000 shares of the Company’s common stock, which will vest monthly over three years, subject to continued service, commencing as of September 1, 2015.

Director Compensation for Fiscal Year 2015

The following table shows for the year ended December 31, 2015 certain information with respect to the compensation of our non-employee directors serving during 2015. For information regarding compensation paid to Dr. Usman and Dr. Hill, see the “Summary Compensation Table” on page 26.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Restricted Stock ($)(3)	Total ($)
Charles A. Blixt(4)	45,000	—	—	45,000
Julia R. Brown(4)	41,250	—	—	41,250
Errol B. De Souza	59,583	66,000	—	125,583
Alan W. Dunton(4)	39,375	—	—	39,375
Jeff Himawan, Ph.D.(5)	—	—	—	—
Augustine Lawlor	16,667	66,000	—	82,667
John P. Richard	71,042	66,000	—	137,042
Harold E. Selick, Ph.D.	43,333	66,000	—	109,333

(1)	The amounts in this column reflect the aggregate grant date fair value of stock options granted during fiscal 2015 calculated in accordance with ASC 718, disregarding the potential for forfeitures.
(2)	The following table sets forth the aggregate number of option awards held by each non-employee director serving in 2015 as of December 31, 2015:

NAME	Aggregate Number of Option Awards
Charles A. Blixt	47,429
Julia R. Brown	39,140
Errol B. De Souza	63,676
Alan W. Dunton	48,426
Jeff Himawan, Ph.D.	—
Augustine Lawlor	15,000
John P. Richard	61,182
Harold E. Selick, Ph.D.	17,966

(3)	There were no shares of restricted stock granted during fiscal year 2015. The following table sets forth the aggregate number of shares of restricted stock held by each non-employee director serving in 2015 as of December 31, 2015:

NAME	Aggregate Number of Shares of Restricted Stock
Charles A. Blixt	—
Julia R. Brown	—
Errol B. De Souza	714
Alan W. Dunton	—
Jeff Himawan, Ph.D.	—
Augustine Lawlor	—
John P. Richard	714
Harold E. Selick, Ph.D.	—

(4)	Mr. Blixt, Ms. Brown and Dr. Dunton resigned from the board of directors in connection with the completion of the merger on August 20, 2015.
(5)	Dr. Himawan has declined to receive any compensation for his service as a director, in accordance with the policies of the investment fund for which he serves as Managing Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 18, 2016, for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Applicable percentage ownership is based on 11,430,108 shares of common stock outstanding at April 18, 2016. We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or warrants, or the conversion of convertible notes, held by the respective person or group that may be exercised or converted within 60 days after April 18, 2016. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable, and notes convertible, within 60 days after April 18, 2016 are included for that person or group, but not the stock options of any other person or group.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed in the table is c/o Catalyst Biosciences, Inc., 260 Littlefield Ave, South San Francisco, CA 94080.

Name	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Class
5% or Greater Stockholders
Funds affiliated with Essex Woodlands Health Ventures	1,226,519	(1)	10.7%
335 Bryant Street, 3rd Floor
Palo Alto, CA 94301
New Enterprise 10, Limited Partnership and affiliates	1,216,948	(2)	10.2%
Greenspring Drive, Suite 600
Timonium, Maryland 21093
BVF Inc. and affiliates	1,161,234	(3)	9.9%
900 North Michigan Avenue, Suite 1100
Chicago, Illinois 60611
HealthCare Ventures VIII, L.P.	1,068,717	(4)	9.3%
47 Thorndike Street, Suite B1-11954
Cambridge, MA 02141
Johnson & Johnson Innovation – JJDC, Inc.	1,029,144	(5)	9.00%
410 George Street
New Brunswick, NJ 08901
Morgenthaler Partners VIII, L.P.	905,558	(6)	7.9%
2710 Sand Hill Road, Suite 100
Menlo Park, CA 94025

Name	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Class
Rosetta Capital V LP	772,784	(7)	6.8%
c/o The Accounts Bureau Limited
83 Victoria Street
London, SW1H OHW
United Kingdom

Directors and Named Executive Officers
Nassim Usman, Ph.D.	210,188	(8)	1.8%
Edwin L. Madison, Ph.D.	102,387	(9)	*
Fletcher Payne	56,226	(10)	*
Harold E. Selick, Ph.D.	23,616	(11)	*
Stephen A. Hill, M.D.	334,465	(12)	2.8%
Augustine Lawlor	1,072,466	(4)(13)	9.3%
Jeff Himawan, Ph.D.	1,226,519	(1)	10.7%
John P. Richard	54,617	(14)	*
Errol B. De Souza	56,415	(15)	*
Mauri K. Hodges	106,599	(16)	*
Patrick C. Rock, J.D.	87,161	(17)	*
Scott N. Cullison	48,903	(18)	*

All Directors and Executive Officers as a Group (10 persons)	3,136,899	(19)	27.6%

*	Indicates less than 1% of class.
(1)	The information reported is based on a Schedule 13D filed with the SEC on August 31, 2015 which reports that, as of August 20, 2015, (i) Essex Woodlands Health Ventures Fund VIII, L.P. (“Essex VIII”) directly holds 1,111,538 shares, which include 42,748 shares issuable upon the exercise of warrants within 60 days, (ii) Essex Woodlands Health Ventures Fund VIII-A, L.P. (“Essex VIII-A”) directly holds 80,139 shares which include 3,080 shares issuable upon the exercise of warrants within 60 days), and (iii) Essex Woodlands Health Ventures Fund VIII-A, L.P. (“Essex VIII-B”) directly holds 34,842 shares, which include 1,339 shares issuable upon the exercise of warrants within 60 days. Essex Woodlands Health Ventures VIII, L.P. (the “GP Partnership”) is the general partner of Essex VIII, Essex VIII-A, and Essex VIII-B. Essex Woodlands Health Ventures VIII, LLC (“Essex VIII LLC”) is the general partner of the GP Partnership. Essex VIII LLC, as the general partner of the GP Partnership, may be deemed to have sole voting investment power with respect to 1,226,519 shares comprising of (i) 1,179,352 shares and (ii) 47,167 shares that may be purchased upon the exercise of warrants within 60 days. Essex VIII LLC disclaims beneficial ownership to 1,226,519 shares comprising of (i) 1,179,352 shares and (ii) 47,167 shares that may be purchased upon the exercise of warrants within 60 days, except to the extent of its pecuniary interest. Dr. Jeff Himawan, James Currie, Marty Sutter, Immanuel Thangaraj, Petri Vainio, Ron Eastman, Steve Wiggins and Guido Neels (the “Managers”) may also be deemed to have shared dispositive power and voting power with respect to 1,226,519 shares comprising of (i) 1,179,352 shares and (ii) 47,167 shares that may be purchased upon the exercise of warrants within 60 days. The GP Partnership disclaims beneficial ownership of the shares except to the extent of its pecuniary interest therein.
(2)

The information reported is based on a Schedule 13D/A filed with the SEC on February 11, 2016, which reports that, as of August 20, 2015, New Enterprise Associates 10, Limited Partnership (“NEA 10”), is the record owner of 651,930 shares of our common stock (the “NEA 10 Shares”). As the sole general partner of NEA 10, NEA Partners 10, Limited Partnership (“NEA Partners 10”) may be deemed to own beneficially the NEA 10 Shares. As the individual general partners of NEA Partners 10, each of Michael James Barrett, Peter J. Barris and Scott D. Sandell also may be deemed to own beneficially the

NEA 10 Shares. Additionally, Michael James Barrett holds options to purchase 28,706 shares, which are exercisable within 60 days (the “Barrett Option Shares”). As a result, Mr. Barrett may be deemed to own beneficially the Barrett Option Shares in addition to the NEA 10 Shares for a total of 680,636 shares. Also includes 536,312 shares issuable upon the conversion of $4,928,707.28 in aggregate principal amount of redeemable convertible notes issued by the Company on August 19, 2015 in respect of the shares reported as held by NEA 10 in connection with the Pre-Closing Dividend and convertible within 60 days.
(3)	The information reported is based on a Schedule 13G, filed with the SEC on February 16, 2016, which reported certain beneficial ownership information and figures as of the close of business on December 31, 2015 based upon 11,427,983 shares outstanding as of October 30, 2015. Such beneficial ownership information and figures are adjusted to reflect a basis of 11,427,983 shares outstanding as of October 30, 2015 as follow: (i) BVF beneficially owns 624,985 shares, including 190,286 shares issuable upon the exercise of the conversion of the BVF Convertible Notes (as defined below) and excluding 159,676 shares issuable upon the exercise of the BVF Convertible Notes, (ii) BVF2 beneficially owned 250,172 shares, excluding 201,416 shares issuable upon the exercise of the BVF Convertible Notes and (iii) Trading Fund OS beneficially owned 0 shares, excluding 66,826 shares issuable upon the exercise of the BVF Convertible Notes. Pursuant to the terms of the convertible notes exercisable within 60 days for an aggregate of 850,752 shares (the “BVF Convertible Notes”), the stockholders may not acquire shares upon exercise of the BVF Convertible Notes to the extent that, upon exercise, the number of shares beneficially owned by them would exceed 9.99% of our issued and outstanding shares. Therefore, certain shares issuable upon the exercise of the BVF Convertible Notes are excluded. Partners OS as the general partner of Trading Fund OS may be deemed to beneficially own the 0 shares beneficially owned by Trading Fund OS. Partners, as the general partner of BVF and BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 1,161,234 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners management accounts (the “Partners Management Accounts”), including 286,077 shares held in the Partners Management Account, excluding 232,548 shares issuable upon the exercise of the BVF Convertible Notes held within the Partners Management Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 1,161,234 shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,161,234 shares beneficially owned by BVF Inc. Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Management Accounts. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Management Accounts.
(4)	The information reported is based on a Schedule 13D filed with the SEC on August 31, 2015 which reports that, as of August 20, 2015, Healthcare Ventures VIII, L.P. (“HCVVIII”) directly beneficially owns 1,068,717 shares which include 27,693 shares that may be purchased upon the exercise of warrants within 60 days. Each of James H. Cavanaugh, Ph.D., Harold R. Werner, John W. Littlechild, Christopher Mirabelli, Ph.D., and Augustine Lawlor are the managing directors of HealthCare Ventures VIII, LLC (“HCPVIIILLC”), the general partner of HealthCare Partners VIII, L.P. (“HCPVIII”), which is the general partner of HCVVIII. HCPVIIILLC and HCPVIII may be deemed to indirectly beneficially own 1,068,717 shares, which include 27,693 shares that may be purchased upon the exercise of warrants within 60 days. Each of Drs. Cavanaugh and Mirabelli and Messrs. Werner, Littlechild and Lawlor may be deemed to indirectly beneficially own 1,068,717 shares, which include 27,693 shares that may be purchased upon the exercise of warrants within 60 days. HCVVIII, HCPVIII, HCPVIIILLC. Drs. Cavanaugh and Mirabelli and Messrs. Werner, Littlechild and Lawlor share the power to vote and direct the vote and to dispose of and direct the disposition of the shares beneficially owned by HCVVIII.
(5)	The information reported is based on a Schedule 13G filed with the SEC on August 28, 2015 which reports that as of August 20, 2015, Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”) directly beneficially owns 1,029,144 shares, which includes 24,875 shares issuable upon exercise of warrants within 60 days. JJDC is a wholly-owned subsidiary of Johnson & Johnson, a New Jersey corporation (“J&J”). J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by JJDC.

(6)	The information reported is based on a Schedule 13D filed with the SEC on August 31, 2015 which reports that as of August 20, 2015, Morgenthaler Partners VIII, L.P. (“MP LP”) is the record holder of 886,885 shares and 18,673 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days. Morgenthaler Management Partners VIII, LLC (“MMP LLC”) is the general partner of MP LP and may be deemed to beneficially own the 886,885 shares and 18,673 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days. MMP LLC shares voting control and investment power over the 886,885 shares and 18,673 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days with Ralph Christoffersen, Ph.D., Robert Bellas, John Lutis, Gary Morgenthaler, Robery Pavey and Gary Little (the “Members”), each of whom disclaim beneficial ownership over the 886,885 shares and 18,673 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days. The Members are the members of MMP LLC.
(7)	The information reported is based on a Schedule 13D filed with the SEC on August 28, 2015 which reports that as of August 20, 2015, Rosetta Capital V GP Limited (the “GPCo”) is the record holder of 758,529 shares and 14,255 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days on behalf of Rosetta Capital V LP (“Rosetta V”). Rosetta V, Rosetta Capital V GP LP (the “GP”), and Rosetta Capital Limited (“Rosetta Capital”) are management vehicles within the Rosetta Capital group. Rosetta Capital has management control over all of the shares directly held by Rosetta V, and Rosetta Capital has management control over Rosetta V. The GP, the GPCo and Rosetta Capital control Rosetta V through their respective direct and indirect interests in the Rosetta V partnership and pursuant to a management agreement, and may be deemed to share beneficial ownership of the 758,529 shares and 14,255 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days by virtue of their ability to collectively direct decision of Rosetta V. Rosetta Capital is the general partner of the GPCo and was appointed the manager of Rosetta V and therefore, it may be deemed to beneficially own the 758,529 shares and 14,255 shares that may be purchased upon the exercise of warrants that are exercisable within 60 days.
(8)	Consists of (i) 60,847 shares and 29 shares issuable upon the exercise of warrants within 60 days held by the Usman Family Trust, of which Dr. Usman is a co-trustee with Susan L. Usman, (ii) 17,528 shares and (iii) 131,784 shares issuable upon the exercise of options within 60 days.
(9)	Consists of (i) 31,008 shares and (ii) 71,350 shares issuable upon the exercise of options within 60 days.
(10)	Consists of (i) 25,032 shares held by Charles and Nancy Payne 2000 Trust, of which Mr. Payne is a trustee and (ii) 31,194 shares issuable upon the exercise of options within 60 days.
(11)	Consists of (i) 16,232 shares, (ii) 6,715 shares issuable upon the exercise of options within 60 days and (iii) 287 shares issuable upon the exercise of warrants within 60 days. Also includes 382 shares held directly by Dr. Selick’s wife.
(12)	Consists of (i) 20,711 shares, (ii) 290,860 shares issuable upon the exercise of options within 60 days, and (iii) 22,894 shares issuable upon the conversion of $210,397 in aggregate principal amount of redeemable convertible notes issued by the Company on August 19, 2015, as reported on a Form 4 filed on August 18, 2015, in respect of the shares, held by Dr. Hill in connection with the Pre-Closing Dividend and convertible within 60 days.
(13)	Consists of 3,749 shares issuable upon the exercise of options within 60 days.
(14)	Consists of (i) 3,261 shares, (ii) 48,676 shares issuable upon the exercise of options within 60 days and (iii) 2,680 shares issuable upon the conversion of $24,635 in aggregate principal amount of redeemable convertible notes convertible within 60 days within 60 days.
(15)	Consists of (i) 2,190 shares, (ii) 52,425 shares issuable upon the exercise of options within 60 days and (iii) 1,800 shares of common stock issuable upon the conversion of $16,543.00 in aggregate principal amount of redeemable convertible notes convertible within 60 days.
(16)	Consists of (i) 5,729 shares, (ii) 96,157 shares issuable upon the exercise of options within 60 days, and (iii) 4,713 shares issuable upon the conversion of $43,318 in aggregate principal amount of redeemable convertible notes convertible within 60 days.
(17)	Consists of (i) 9,478 shares, (ii) 72,400 issuable upon the exercise of options within 60 days and (iii) 5,283 shares of common stock issuable upon the conversion of $48,553.00 in aggregate principal amount of redeemable convertible notes convertible within 60 days.

(18)	Consists of 48,903 shares issuable upon the exercise of options within 60 days.
(19)	Includes 636,753 shares of subject to options exercisable within 60 days, 75,205 shares subject to warrants exercisable within 60 days, and 27,374 shares issuable upon the conversion of redeemable convertible notes convertible within 60 days.

PROPOSAL TWO — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2015 STOCK INCENTIVE PLAN

Purpose of the Amendment and Restatement of the 2015 Plan and Description of the Proposal

The Board has approved an amendment and restatement of the Catalyst Biosciences, Inc. 2015 Stock Incentive Plan (as amended and restated effective October 14, 2015), which we refer to as the “2015 Plan,” subject to stockholder approval (the “Restatement”). The Board recommends that our stockholders approve the Restatement. The primary purpose of the Restatement, which is described in more detail below, is to increase the authorized shares available for issuance under the 2015 Plan by 1,000,000 shares, so that we can continue to provide equity-based incentive compensation to our highly qualified employees and service providers on a going-forward basis, and to make certain changes to the 2015 Plan’s minimum one-year vesting requirement.

The 2015 Plan was adopted upon approval by our stockholders on August 18, 2015, and subsequently amended twice.

We are seeking stockholder approval of the Restatement in order to comply with NASDAQ rules requiring stockholder approval of equity compensation plans.

If approved by our stockholders at the Annual Meeting, the Restatement will become effective on June 9, 2016. If the Restatement is not approved by our stockholders at the Annual Meeting, then the 2015 Plan will remain in effect with any shares previously authorized under the 2015 Plan remaining available for future awards under the 2015 Plan.

As of December 31, 2015, there were 651,500 shares of common stock subject to outstanding awards under the 2015 Plan, and 103,129 shares of common stock available for issuance pursuant to future awards. If the Restatement is approved by our stockholders, an additional 1,000,000 shares will be authorized for issuance under the 2015 Plan. Based on our prior grant practices, and assuming future grant practices are consistent with past practice, we expect that the addition of 1,000,000 shares will be sufficient to provide a competitive equity incentive program for approximately two (2) years. If the Restatement is not approved by our stockholders at the Annual Meeting, we anticipate exhausting the current share reserve under the 2015 Plan within the next two (2) months.

We believe that we have successfully used stock awards under the 2015 Plan to attract, retain and incentivize highly qualified employees and other service providers, and that the proposed 1,000,000 increase in shares under the 2015 Plan is necessary to ensure that we maintain the ability to continue attracting, retaining and incentivizing highly qualified employees and other service providers in the future.

Key Change to the 2015 Plan

If approved, the following changes would be made to the 2015 Plan, as described in more detail below:

Increase in Authorized Shares	The authorized shares available for issuance under the 2015 Plan would be increased by 1,000,000 shares.

Minimum One-Year Vesting	The 2015 Plan’s minimum one-year vesting requirement would be revised to (i) eliminate the exceptions for incremental vesting and vesting upon retirement, (ii) eliminate the exception for inducement awards, (iii) apply to all participants, not just employees, and (iv) apply to all “full-value awards” (awards other than options and SARs).

Description of the 2015 Plan, as Amended

The complete text of the 2015 Plan, as amended and restated, is set forth as Appendix A hereto. The following is a summary of the material features of the 2015 Plan, as amended and restated, and is qualified in its entirety by reference to Appendix A.

Share Limitations

The maximum aggregate number of shares of common stock that we may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (a) 1,591,757 plus (b) any shares subject to an award granted under any Prior Plan (as such term is defined in the 2015 Plan) which award is forfeited, canceled, terminated, expires or lapses for any reason. The maximum aggregate number of shares of common stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 1,591,757 shares.

In addition, under the 2015 Plan, in any 12-month period, (i) no participant may be granted options and stock appreciation rights (“SARs”) that are not related to an option for more than 500,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 500,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (iii) no non-employee director may be granted awards for more than 75,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of common stock on the date of grant).

The following are not to be counted as shares issued under the 2015 Plan for purposes of the share limitation provision above: (a) shares subject to an award, or any portion thereof, that is canceled, terminates, expires, is forfeited or lapses for any reason; (b) awards (other than SARs) settled in cash; (c) dividends, including dividends paid in shares, and dividend equivalents paid in cash; and (d) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals. The following shares of common stock may not again be made available for issuance as awards under the 2015 Plan: (a) shares withheld from an award or delivered by a participant to satisfy minimum tax withholding requirements for awards; (b) shares not issued or delivered as a result of the net settlement of an outstanding SAR or option; (c) shares used to pay the exercise price related to an outstanding option; and (d) shares repurchased on the open market with the proceeds of an option price. In addition, (a) shares issued under the 2015 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity will not reduce the maximum number of shares available for delivery under the 2015 Plan, and (b) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2015 Plan and will not reduce the maximum number of shares available under the 2015 Plan, subject to applicable stock exchange listing requirements.

The number of shares reserved for issuance under the 2015 Plan, the participant award limitations and the terms of awards may be adjusted in the event of an adjustment in the capital structure of the Company (due to a merger, stock split, stock dividend or similar event).

Purpose and Eligibility; Term

The purposes of the 2015 Plan are to encourage and enable selected employees, directors and independent contractors of the Company and its affiliates to acquire or increase their holdings of the Company’s common stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. If approved by our stockholders at the Annual Meeting, the 2015 Plan, as amended and restated will be effective June 9, 2016, and awards can be granted under the 2015 Plan until April 15, 2026 or the Plan’s earlier termination by the Board. Awards may be granted to selected employees, directors and independent contractors of the Company or its affiliates in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination”). As of April 18, 2016, approximately 20 employees, 7 directors and 4 independent contractors were eligible to be selected to participate in the 2015 Plan.

The 2015 Plan’s purpose will be carried out by the granting of awards to selected participants. The types of awards authorized under the 2015 Plan include: options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards and/or restricted stock units; performance awards in the form of performance shares and/or performance units; phantom stock awards; other stock-based awards; cash bonus awards; and/or dividend equivalent awards. The Company discusses the material terms of each type of award below.

Administration; Amendment and Termination

The 2015 Plan provides that the plan will be administered by the Board or, upon its delegation, by the Compensation Committee. As a matter of practice, the Compensation Committee will administer the 2015 Plan, following delegation and subject to oversight by the Board. Unless the Board determines otherwise, the Board has sole authority to grant awards to non-employee directors. Each member of the Compensation Committee is intended to be independent under applicable Code Section 162(m), SEC Rule 16b-3 and NASDAQ listing standards. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2015 Plan, the Administrator’s authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the 2015 Plan; (c) establish, amend and rescind rules and regulations for the administration of the 2015 Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in the 2015 Plan or in any award or award agreement; and (e) construe and interpret the 2015 Plan, awards and award agreements made under the 2015 Plan, interpret rules and regulations for administering the 2015 Plan and make all other determinations deemed necessary or advisable for administering the 2015 Plan. In certain circumstances, the Board may expressly delegate to one or more officers of the Company or a committee consisting of one or more directors who are also officers of the Company the authority, within specified parameters, to grant awards, and to make other determinations under the 2015 Plan with respect to such awards, to persons who are not directors or officers subject to Section 16 under the Exchange Act or covered employees under Code Section 162(m).

The 2015 Plan and awards may be amended or terminated at any time by the Board, subject to the following: (a) stockholder approval is required of any 2015 Plan amendment if stockholder approval is required by applicable law, rule or regulation and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required to amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Company’s common stock are listed. The Administrator has unilateral authority to amend the 2015 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations, or changes thereto. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2015 Plan is provided below.

Options. The 2015 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of the Company’s common stock, although incentive options may only be granted to the Company’s employees. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of the Company’s common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock or stock of its parent or subsidiary corporation, if any (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, except where prohibited by the Administrator or applicable laws, rules and regulations, payment may also be made by: (a) delivery of shares of common stock owned by the participant; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. The Administrator will determine the term and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed 10 years, or five years with respect to incentive options granted to an employee who possesses more than 10% of the total combined voting power of all classes of the Company’s stock or stock of its parent or subsidiary corporation, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Stock Appreciation Rights. Under the terms of the 2015 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from the Company, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess, if any, of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the Company’s common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be canceled to the extent of the number of shares of common stock for which the related SAR is exercised. Likewise, a related SAR will be canceled to the extent of the number of shares as to which a related option is exercised or surrendered. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of related SARs. The Administrator will determine the extent, if any, to which a participant may exercise an SAR following termination of employment or service, which rights, if any, will be stated in an award agreement.

Restricted Awards. Under the terms of the 2015 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the 2015 Plan and the discretion of the Administrator.

The Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, disability, death or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance factors to be used in valuing restricted awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon such corporate, business unit or division and/or individual performance factors and criteria as the Administrator determines. However, with respect to restricted awards payable to “covered employees” (generally the Chief Executive Officer and the three highest compensated Named Executive Officers other than the Chief Executive Officer and the Chief Financial Officer) that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the performance factors described below under “Performance-Based Compensation—Code Section 162(m) Requirements.” In addition, with respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to establish and interpret the terms and conditions of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2015 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Performance Awards. Under the terms of the 2015 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value (as determined in accordance with the 2015 Plan) of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant.

The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors to be used in valuing performance awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon such corporate, business unit or division and/or individual performance factors and criteria as the Administrator determines. However, with respect to performance awards payable to covered employees that are intended to qualify as performance-based compensation under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors are limited to one or more of the performance factors described below under “Performance-Based Compensation—Code Section 162(m) Requirements.” In addition, with respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to interpret the terms and conditions of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the 2015 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Phantom Stock Awards. Under the terms of the 2015 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of the Company’s common stock, with a value based on the fair market value of a share of common stock.

Subject to the terms of the 2015 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of the Company’s common stock with respect to each such phantom stock unit that has vested and is payable. The Company may make payment in cash, shares of common stock or a combination of cash and stock, as determined by the Administrator. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the 2015 Plan and the individual award, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Subject to the provisions of the 2015 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

Cash Bonus Awards. The Administrator also may grant cash bonus awards under the 2015 Plan. Cash bonus awards will be based upon such corporate, business unit or division and/or individual performance factors and criteria as the Administrator determines. However, with respect to cash bonus awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors are limited to one or more of the performance factors described below under “Performance-Based Compensation—Code Section 162(m) Requirements.” The aggregate amount of compensation granted to any one participant in any 12-month period in respect of all cash bonus awards and payable in cash will not exceed $1,000,000.

Dividends and Dividend Equivalents. The Administrator may provide that awards granted under the 2015 Plan (other than options and SARs) earn dividends or dividend equivalents; however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned. The Company may pay such dividends or dividend equivalents currently or credit such dividends or dividend equivalents to a participant’s account, subject to such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalents related to an award will be structured in a manner so as to avoid causing the award or related dividends or dividend equivalents to be subject to Code Section 409A or will otherwise be structured so that the award or dividends or dividend equivalents are in compliance with Code Section 409A.

Change of Control

Under the terms of the 2015 Plan, unless an individual employment agreement in effect prior to the effective date of the 2015 Plan provides otherwise, the following provisions will apply in the event of a change of control:

•

To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the Plan (as determined by the Administrator), (i) all outstanding options and

SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at target).

•	In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance criteria applicable to any outstanding award other than options or SARs will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at target), if the employment or service of the participant is terminated within six months before (in which case vesting will not occur until the effective date of the change of control) or one year (or such other period after a change of control as may be stated in a participant’s employment agreement, change in control agreement or similar agreement) after the effective date of a change of control if such termination of employment or service (a) is by the Company not for cause or (b) if an award agreement so provides, is by the participant for good reason.

Minimum Vesting

Full value awards granted under the 2015 Plan will be subject to a minimum vesting period of one year. Notwithstanding the foregoing, the Administrator may provide for (a) acceleration of vesting of all or a portion of a full value award in the event of the participant’s death or disability or, in certain circumstances, upon a change of control of the Company; (b) the grant of a full value award without a minimum vesting period or may accelerate the vesting of all or a portion of a full value award for any reason, but only with respect to full value awards for no more than an aggregate of 5% of the total number of authorized shares under the 2015 Plan; and (c) the grant of full value awards that have different vesting terms in the case of full value awards that are substituted for other equity awards in connection with mergers or similar transactions.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options and SARs are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, performance awards, phantom stock awards and other stock-based awards generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

Forfeiture and Recoupment

As noted above, the 2015 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Performance-Based Compensation—Code Section 162(m) Requirements

The 2015 Plan is structured with the intent of allowing the Compensation Committee to pay compensation to “covered employees” (as described above, the Chief Executive Officer and the three highest compensated Named Executive Officers other than the Chief Executive Officer and the Chief Financial Officer) that may be exempt from Code Section 162(m). The Compensation Committee has the discretion to grant performance awards that are not intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m). Code Section 162(m) generally prohibits a public corporation from deducting more than $1,000,000 a year for compensation paid to each of the covered employees of the corporation unless the compensation qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation must be contingent on achieving pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of the Company’s Compensation Committee, which will have the discretion to grant performance awards to covered employees, are outside directors under Code Section 162(m) standards.

In addition, performance-based compensation will not qualify for the Section 162(m) compensation deduction limitation exclusion unless the material terms (or changes in material terms) of the performance goals are disclosed to and approved by the stockholders before the compensation is paid. Material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. With respect to awards payable to covered employees that are intended to qualify for the compensation deduction limitation under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to any one or more of the following: (a) cash flow; (b) return on equity; (c) return on assets; (d) earnings per share; (e) achievement of clinical development or regulatory milestones; (f) operations expense efficiency milestones; (g) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (h) net income; (i) operating income; (j) book value per share; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) profitability of an identifiable business unit or product; (p) maintenance or improvement of profit margins; (q) stock price or total stockholder return; (r) market share; (s) revenues or sales; (t) costs; (u) working capital; (v) economic wealth created; (w) strategic business criteria; (x) efficiency ratio(s); (y) achievement of division, group, function or corporate financial, strategic or operational goals; and (z) comparisons with stock market indices or performances of metrics of peer companies. The eligibility and participant award limitations of the 2015 Plan are further described under the sub-headings “Purpose and Eligibility; Term”; and “Share Limitations.”

Certain U.S. Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2015 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options. Incentive options granted under the 2015 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been the Company’s employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

The Company generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. The Company generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Pursuant to the Code and the terms of the 2015 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2015 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant or a tax deduction to the Company. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant or a tax deduction to the Company. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and the Company will generally be entitled to a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards, Cash Bonus Awards and Dividend Equivalents. The grant of a restricted stock unit, performance award, phantom stock award, other stock-based awards, cash bonus award opportunity or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award. The Company generally will be entitled to a corresponding income tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Code Section 409A. Awards granted under the 2015 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2015 Plan or any award, and the 2015 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. The Company does not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation—Section 162(m) Requirements. There is no guarantee that compensation paid to covered employees under the 2015 Plan will be Section 162(m)-compliant. However, the 2015 Plan is structured with the intent of allowing the Compensation Committee to pay compensation exempt from Code Section 162(m) in order to preserve, to the extent practicable, the Company’s ability to claim a tax deduction for such awards under the 2015 Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation. Subject to Code Section 162(m) and certain reporting requirements, the Company may be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant.

Equity Compensation Plan Information

The Company’s equity compensation plans consist of the 2015 Plan, the Targacept, Inc. 2006 Stock Incentive Plan (“2006 Plan”) and the Targacept, Inc. 2000 Equity Incentive Plan (the “2000 Plan”), each of which was approved by the Company’s stockholders, as well as the Catalyst Biosciences, Inc. 2004 Stock Plan (the “2004 Plan”), which was approved by Old Catalyst’s stockholders and assumed in connection with the merger, and a plan that relates solely to an inducement stock option grant for 100,000 shares that was awarded in April 2016. No further grants may be made under any of these plans, other than the 2015 Plan. The Company also granted a standalone inducement stock option in December 2012, and assumed in connection with the merger standalone options granted to certain service providers of Old Catalyst in February 2014, February 2015 and May 2015.

As of April 18, 2016, the maximum aggregate number of shares available for future grants under all the Company-administered equity compensation plans was 94,485 shares. In addition, at that time, the aggregate number of shares subject to unvested outstanding full value awards was 1,428 shares, and the aggregate number of shares subject to outstanding options, including standalone options, was 2,308,106 shares. The weighted average exercise price of these options was $9.4435 and the weighted average remaining term was 4.5021 years. On April 18, 2016, the closing sales price of the common stock as reported on NASDAQ was $1.52 per share.

As of December 31, 2015, Dr. Usman had 225,000 options outstanding under the 2015 Plan, Dr. Madison had 130,000 options outstanding under the 2015 Plan, Mr. Payne had 100,000 options outstanding under the 2015 Plan, Mr. Hill had 15,000 options outstanding under the 2015 Plan and Mr. Rock had no options outstanding under the 2015 Plan. Each of our currently serving directors who are not an executive officer had 15,000 options outstanding under the 2015 Plan, except for Dr. Himawan, who has no options outstanding under the 2015 Plan. The following nominees for election as directors had the following number of options outstanding under the 2015 Plan: Dr. Hill had 15,000 options outstanding and Mr. Lawlor had 15,000 options outstanding. Accordingly, all current executive officers as a group had 455,000 options outstanding under the 2015 Plan and all current directors who are not executive officers as a group had 75,000 options outstanding under the 2015 Plan. No associates of such directors, executive officers or Named Executive Officers have received options under the 2015 Plan. All non-executive officer employees as a group had 121,500 options outstanding under the 2015 Plan. No other person has received five percent or more of the options issued under the 2015 Plan, and no other awards are outstanding under the 2015 Plan.

The following table sets forth certain information as of December 31, 2015 with respect to the Company’s equity compensation plans and standalone options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	2,163,917	$9.88	103,277

Equity compensation plans not approved by security holders(2)	466,285	$8.92	—
Total	2,630,202	$9.71	103,277

(1)	Includes shares issued or issuable upon the exercise of stock option, restricted stock or other stock-based awards under the 2015 Plan, 2006 Plan and 2000 Plan.
(2)	Includes options to purchase 230,997 shares, at a weighted average exercise price of $9.14, which were granted under the 2004 Plan. No further grants may be made under the 2004 Plan. Includes an aggregate of 35,545 shares issuable upon the exercise of standalone options with a weighted average exercise price of $6.97, issued to Dr. Hansoo Keyoung and Fletcher Payne, our Chief Financial Officer, by Old Catalyst and assumed in connection with the merger. Also includes 199,743 shares issuable upon the exercise of a standalone option with an exercise price of $9.01, issued to Dr. Hill, our former Chief Executive Officer, in December 2012, as inducement material to Dr. Hill entering into employment with Targacept as contemplated by NASDAQ Listing Rule 5635(c)(4) (which grant was approved by both the Compensation Committee and the Board and is subject to anti-dilution adjustment in connection with splits, reports, and other nonreciprocal corporate transactions).

Recommendation of the Board:

The Board recommends a vote FOR approval of the Amendment and Restatement of the 2015 Stock Incentive Plan.

PROPOSAL THREE — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act requiring that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Prior to casting your vote on this proposal, we encourage you to read the “Executive Compensation” section of this proxy statement (beginning on page 21) for a detailed discussion of our policies and practices relating to the compensation of our Named Executive Officers.

The Compensation Committee believes that the objectives of our executive compensation program, as they relate to our Named Executive Officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our Named Executive Officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our Named Executive Officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our Named Executive Officers.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and other related disclosure.”

Recommendation of the Board:

The Board recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal year 2016. EisnerAmper LLP has served as our independent registered public accounting firm since 2015. We are soliciting stockholder ratification of the appointment of EisnerAmper LLP, although stockholder ratification is not required by law. If the appointment of EisnerAmper LLP is not ratified at the meeting, the Audit Committee will consider whether to appoint a different independent registered public accounting firm.

A representative of EisnerAmper LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Current Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for professional services rendered by EisnerAmper LLP, the Company’s independent registered public accounting firm, in connection with the audits of our annual financial statements (including the financial statements of Old Catalyst) for the years ended December 31, 2015 and 2014 and for other services rendered by EisnerAmper LLP during those periods.

	Fiscal 2015	Fiscal 2014
Audit Fees (1):	$257,920	$47,250
Audit-Related Fees:	—	—
Tax Fees:	—	—
All Other Fees:	—	—

Total Fees:	$257,920	$47,250

(1)	Audit Fees include fees billed for the applicable year for services: (a) in connection with the audit of the Company’s financial statements included in its quarterly reports on Form 10-Q; (b) in connection with the audit of the Company’s internal control over financial reporting; (c) normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

On August 31, 2015, the Audit Committee approved the engagement of EisnerAmper LLP as our independent registered public accounting firm. During the year ended December 31, 2014, and the subsequent interim period through August 31, 2015, Targacept did not, nor did anyone on Targacept’s behalf, consult with EisnerAmper LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

We have furnished the foregoing disclosure to EisnerAmper LLP.

Other Auditors

The following table presents the fees for professional services earned by Ernst & Young LLP, the Company’s prior independent registered public accounting firm, for services rendered for the years ended December 31, 2014 and 2015, respectively:

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$200,000	$360,000
Audit-Related Fees(2)	—	7,420
Tax Fees(3)	—	—
All Other Fees(4)	—	1,735

Total	$200,000	$369,155

(1)	Audit Fees include fees billed for the applicable year for services: (a) in connection with the audit of Targacept’s financial statements included in its annual report on Form 10-K and the review of Targacept’s financial statements included in its quarterly reports on Form 10-Q; (b) in connection with the audit of Targacept’s internal control over financial reporting; (c) in connection with its registration statements on Forms S-4 and S-8 filed with the SEC in 2015; (d) in connection with the review of other documents filed with the SEC and accounting consultations; and (e) normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees include fees for assurance and related services by the principal accountant that are reasonably for the performance of the audit or review of Targacept’s financial statements and are not reported under Audit Fees.
(3)	Tax Fees include fees billed in the applicable year for tax return preparation, assistance with tax return examinations, research and technical tax advice.
(4)	All Other Fees reflect fees billed in the applicable year for a license to Ernst & Young LLP’s web-based accounting research tool.

Ernst & Young LLP served as the independent registered public accounting firm for the audit of the Company’s financial statements for the years ended December 31, 2000 through to September 1, 2015. On September 1, 2015, the Audit Committee approved the dismissal of Ernst & Young LLP.

The report of Ernst & Young LLP on the Company’s financial statements for the year ended December 31, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the year ended December 31, 2014, and the subsequent interim period through September 1, 2015, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports. There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2 2014, and the subsequent interim periods through September 1, 2015.

We have furnished the foregoing disclosure to Ernst & Young LLP.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm prior to its engagement to provide such services. The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. In addition, the Chairman of the Audit Committee, or any member of the Audit Committee designated by the Chairman, may specifically approve any service that is not a prohibited non-audit service if the fees for such service are not reasonably expected to exceed $10,000. Any such approval by the Chairman or his designee must be reported to the Audit Committee at its next scheduled meeting. The pre-approved services of the independent registered public accounting firm, and corresponding maximum fees, are reviewed annually by the Audit Committee.

Recommendation of the Board:

The Board recommends a vote FOR ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal year 2016

AVAILABLE INFORMATION

Form 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2015 is being mailed concurrently with the mailing of these proxy materials. Upon written request to our Chief Financial Officer, Fletcher Payne, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

In addition to the mailing, the notice of the Annual Meeting, this proxy statement and the proxy card are available for your review, print and download on our website at www.catalystbiosciences.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

By order of the board of directors,

Nassim Usman

President and Chief Executive Officer

April 25, 2016

Appendix A

CATALYST BIOSCIENCES, INC.

(Formerly, Targacept, Inc.)

2015 STOCK INCENTIVE PLAN

(As Amended and Restated Effective June 9, 2016)

CATALYST BIOSCIENCES, INC.

(Formerly, Targacept, Inc.)

2015 STOCK INCENTIVE PLAN

(As Amended and Restated Effective June 9, 2016)

Explanatory Note:

On August 20, 2015, Catalyst Biosciences, Inc., formerly known as Targacept, Inc. (the “Company”), completed its business combination with Catalyst Bio, Inc., formerly known as Catalyst Biosciences, Inc. (“Catalyst”), in accordance with the terms of the Agreement and Plan of Merger, dated as of March 5, 2015, as amended on May 6 and May 13, 2015 (the “Merger Agreement”), by and among the Company, Talos Merger Sub, Inc. (“Merger Sub”) and Catalyst, pursuant to which Merger Sub merged with and into Catalyst, with Catalyst surviving as a wholly-owned subsidiary of the Company (the “Merger”). Also on August 20, 2015, in connection with, and prior to the completion of, the Merger, the Company effected a seven-for-one reverse stock split of its common stock and changed its name to “Catalyst Biosciences, Inc.” The Targacept, Inc. 2015 Stock Incentive Plan (the “Plan”) was amended and restated effective October 14, 2015 by the Company to reflect the effect of the reverse stock split and related adjustments as provided under the terms of the Plan and to reflect the corporate name change by re-titling the Plan the Catalyst Biosciences, Inc. 2015 Stock Incentive Plan. The Plan was further amended effective December 14, 2015, to increase the annual participant award limitations under the Plan. The Plan is hereby amended and restated effective as of the 9th day of June, 2016 by the Company to increase the maximum aggregate number of shares of Company common stock that may be issued under the Plan and make other technical changes.

1.	Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c) Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the General Corporation Law of the State of Delaware, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(d) Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Stock Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award, an Other Stock-Based Award; a Cash Bonus Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(e) Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An

Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(f) Base Price means, with respect to an SAR, the initial price assigned to the SAR.

(g) Board or Board of Directors means the Board of Directors of the Company.

(h) Cash Bonus Award means a cash-based Award granted pursuant to Section 13.

(i) Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his duties for the Company or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(j) A Change of Control shall (except as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting stock;

(ii) The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty-one percent (51%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company’s stockholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 1(j), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code

Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

(k) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(l) Committee means the Compensation Committee of the Board or other committee of the Board which may be appointed to administer the Plan in whole or in part.

(m) Common Stock means the common stock of Catalyst Biosciences, Inc., $0.001 par value, or any successor securities thereto.

(n) Company means Catalyst Biosciences, Inc. (formerly known as Targacept, Inc.), a Delaware corporation, together with any successor thereto.

(o) Covered Employee shall have the meaning given the term in Code Section 162(m).

(p) Director means a member of the Board or of the board of directors of an Affiliate.

(q) Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, having the meaning given in any Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.

(r) Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 14 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(s) Effective Date means the effective date of the Plan, as provided in Section 4.

(t) Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treasury Regulation Section 1.421-1(h) (or any successor provision related thereto).

(u) Exchange Act means the Securities Exchange Act of 1934, as amended.

(v) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Global Select Market (“Nasdaq”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq or other principal stock exchange on which such securities are listed on the date an Award is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the quotations published by the OTC Markets Group) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(w) Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(x) Full Value Award means an Award, other than in the form of an Option or SAR, which is settled by the issuance of Common Stock.

(y) Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Good Reason” as defined under the Participant’s employment, change in control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason”), then, a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: (A) a material reduction in the Participant’s base salary as in effect immediately prior to the date of the Change of Control, (B) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control, or (C) the relocation of the Participant’s principal place of employment by more than 50 miles from the location at which the Participant was stationed immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director’s termination from service on the Board shall be for “Good Reason” if the Participant ceases to serve as a Director, or, if the Company is not the surviving company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. In the context other than a Change of Control, “Good Reason” shall be as defined by the Administrator. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(z) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(aa) Independent Contractor means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(bb) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(cc) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

(dd) Option Period means the term of an Option, as provided in Section 7(d).

(ee) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(ff) Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by referenced to shares of Common Stock or other Awards relating to shares of Common Stock.

(gg) Parent shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(hh) Participant means an individual who is an Employee employed by, or a Director or Independent Contractor providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(ii) Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(jj) Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent required under Code Section 162(m) with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m), such performance factors shall be objective and shall be based upon one or more of the following criteria (as determined by the Administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) achievement of clinical development or regulatory milestones; (vi) operations expense efficiency milestones; (vii) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (viii) net income; (ix) operating income; (x) book value per share; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total stockholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) working capital; (xxii) economic wealth created; (xxiii) strategic business criteria; (xxiv) efficiency ratio(s); (xxv) achievement of division, group, function or corporate financial, strategic or operational goals; and (xxvi) comparisons with stock market indices or performances of metrics of peer companies. In addition, with respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may approve performance objectives based on other criteria, which may or may not be objective. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time and in the manner prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Measures it selects to use for Covered Employees during any specific performance period. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, segments, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, relative to one or more peer group companies or indices, on a per share and/or share per capita basis, on a pre-tax or after tax basis, and/or any combination thereof. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of any other unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator (provided that any adjustment or modification involving Covered Employees for compensation that is intended to qualify as “performance-based compensation” under Code Section 162(m) shall be made in an objectively determinable manner and shall be subject to any applicable Code Section 162(m) restrictions).

(kk) Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment, or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ll) Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(mm) Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(nn) Plan means the Catalyst Biosciences, Inc. (formerly, Targacept, Inc.) 2015 Stock Incentive Plan, as amended and restated effective June 9, 2016, and as it may be hereafter amended and/or restated.

(oo) Prior Plan or Prior Plans means the Targacept, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), the 2000 Equity Incentive Plan of Targacept, Inc. (the “2000 Plan”) and any other stock incentive plan maintained by the Company, in each case, as amended and/or restated, for its or an Affiliate’s employees, directors and/or independent contractors on or prior to the Effective Date of the Plan.

(pp) Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(qq) Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(rr) Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(ss) Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

(tt) Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

(uu) SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(vv) Securities Act means the Securities Act of 1933, as amended.

(ww) Subsidiary shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(xx) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator (taking into account any Code Section 409A considerations).

2.	Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Independent Contractors of the Company and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or Performance Units; Phantom Stock Awards; Other Stock-Based Awards; Cash Bonus Awards; and/or Dividend Equivalent Awards.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Company or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required. Notwithstanding the foregoing, unless the Board determines otherwise, the Board shall have sole authority to grant Awards to Directors who are not Employees of the Company or its Affiliates (provided, however, that the Committee shall have authority to administer such Awards unless otherwise determined by the Board).

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority to (i) determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) establish, amend and rescind rules and regulations for the administration of the Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement; and (v) construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, subject to the restrictions contained in Section 3(c) herein, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c) Notwithstanding the provisions of Section 3(b), Full Value Awards granted under the Plan shall be subject to a minimum vesting period of one year; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of a Full Value Award in the event of a Participant’s death or Disability or (to the extent provided in Section 15 herein) upon the occurrence of a Change of Control of the Company; (ii) the Administrator may provide for the grant of a Full Value Award without a minimum vesting period or may accelerate the vesting of all or a portion of a Full Value Award for any reason, but only with respect to Full Value Awards for no more than an aggregate of five percent (5%) of the total number of Shares authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine; and (iii) the Administrator also may provide for the grant of Full Value Awards to Participants that have different vesting terms in the case of Full Value Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions.

(d) Notwithstanding the other provisions of Section 3, the Board may expressly delegate to one or more officers of the Company or a special committee consisting of one or more directors who are also officers of the Company the authority, within specified parameters, to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(d) to an officer and/or a special committee, references to the “Administrator” shall include references to such officer(s) and/or special committee, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

4.	Effective Date

The Effective Date of the Plan shall be June 9, 2016 (the “Effective Date”). Awards may be granted on or after the Effective Date, but no Awards may be granted after April 15, 2026. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 17(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 1,591,757 plus (ii) any shares subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i) The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 1,591,757 shares;

(ii) In any 12-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 500,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award);

(iii) In any 12-month period, no Participant may be granted Awards other than Options or SARs that are settled in shares of Common Stock for more than 500,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award); provided, however that Cash Bonus Awards shall be governed by the provisions of Section 13 herein.

(iv) Notwithstanding the provisions of Section 5(b)(ii) and (iii) herein, with respect to non-employee Directors, in any 12-month period, no such Director may be granted Awards for more than 75,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of Common Stock on the date of grant); provided, however, that any Director cash retainer fees or other fees that are settled in shares of Common Stock shall not be subject to this limitation.

(For purposes of Section 5(b)(ii), (iii) and (iv), an Option and Related SAR shall be treated as a single Award.)

(c) Additional Share Counting Provisions. The following provisions shall apply with respect to the share limitations of Section 5(a):

(i) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(ii) Awards (other than SARs) settled in cash shall not be counted against the share limitations stated in Section 5(a) herein.

(iii) Dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards, will not be counted towards the share limitations in Section 5(a).

(iv) To the extent that the full number of shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan.

(v) The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (A) shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements for Awards, (B) shares not issued or delivered as a result of the net settlement of an outstanding SAR or Option, (C) shares used to pay the exercise price related to an outstanding Option or (D) shares repurchased on the open market with the proceeds of the Option Price

(vi) Further, (A) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan, and (B) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available under the Plan, subject, in the case of both (A) and (B) herein, to applicable stock exchange listing requirements.

(d) Adjustments; Right to Issue Additional Securities: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Company, or if the Board of Directors of the Company declares a stock dividend, stock split distributable in shares of Common Stock, other distribution (other than regular or ordinary cash dividends) or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under this Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible Participants in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Option Price: The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such later date as may be established by the Administrator in accordance with Applicable Law.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to the provisions of Section 3(c) herein).

(ii) An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(B) By shares of Common Stock withheld upon exercise;

(C) By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; or

(E) By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

(g) Nontransferability of Options: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or Treasury Regulation Section 1.421-2(c) or any successor provisions thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). An SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan (including but not limited to Section 3(c) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service.

(e) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying

(i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f) Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9.	Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such Participants, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. Subject to the provisions of Section 3(c) herein, the Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Disability, death or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(jj)).

(b) Vesting of Restricted Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Share Certificates; Escrow: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and is distributable.

(e) Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.	Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible Participants upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. Subject to the provisions of Section 3(c) herein, the Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, or a combination of any such conditions. Subject to Section 1(jj), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

(b) Earning of Performance Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of this Section 10.

(c) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e) Nontransferability: Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11.	Phantom Stock Awards

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(e) Nontransferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12.	Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards to one or more eligible Participants. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to)

such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13.	Cash Bonus Awards

The Administrator may, in its discretion, grant Cash Bonus Awards under the Plan to one or more eligible Participants. Cash Bonus Awards shall be subject to performance conditions as described in Section 1(jj) above and, to the extent such Cash Bonus Awards are granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m), shall be subject to the requirements of Code Section 162(m), including without limitation, the establishment of Performance Measures and certification of performance by the Committee as provided in Section 1(jj) and Section 20(c). The Administrator also shall have authority to modify, reduce or eliminate any Cash Bonus Award. In addition, the aggregate amount of compensation granted to any one Participant in any 12-month period in respect of all Cash Bonus Awards granted under the Plan and payable only in cash (and exclusive of Restricted Stock Unit Awards, Phantom Stock Awards, SARs or other equity-based Awards settled in cash, which are subject to the Award limitations stated in Section 5(b) herein) shall not exceed $1,000,000.

14.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalents related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalents to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A.

15.	Change of Control

Notwithstanding any other provision in the Plan to the contrary (and unless an individual employment agreement in effect prior to the Effective Date provides otherwise), the following provisions shall apply in the event of a Change of Control:

(a) To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, (i) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target).

(b) Further, in the event that an Award is substituted, assumed or continued as provided in Section 15(a) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full and any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target), if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s employment agreement, change in control agreement or similar agreement, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Company not for Cause or (ii) if an Award Agreement so provides, is by the Participant for Good Reason. For clarification, for the purposes of this Section 15, the “Company” shall include any successor to the Company.

16.	Withholding

The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

17.	Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law; and (ii) except for adjustments made pursuant to Section 5(d) the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

(b) Amendment and Termination of Awards: The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but (except as otherwise provided in Section 17(c)) such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Amendments to Comply with Applicable Law: Notwithstanding Section 17(a) and Section 17(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

18.	Restrictions on Awards and Shares; Compliance with Applicable Law

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment agreements, consulting agreements, noncompetition agreements, confidentiality agreements, nonsolicitation agreements, nondisparagement agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, and any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement and any other applicable agreements and Applicable Law.

(b) Compliance with Applicable Laws, Rules and Regulations: The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

19.	No Right or Obligation of Continued Employment or Service or to Awards; Compliance with the Plan

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly. By participating in the Plan, each Participant shall be deemed to have accepted all of the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Administrator and shall be fully bound thereby. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

20.	General Provisions

(a) Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

(b) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c) Code Section 162(m) Performance-Based Compensation. To the extent to which Code Section 162(m) is applicable, the Company intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(d) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(e) Governing Law: The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(f) Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(g) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(h) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Rules of Construction: Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(j) Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(k) Award Agreement: The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

(l) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(m) Uncertified Shares: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

(n) Income and Other Taxes: Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

(o) Effect of Certain Changes in Status: Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(p) Stockholder Approval: The Plan is subject to approval by the stockholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

(q) Deferrals: The Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

(r) Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(s) Compliance with Recoupment, Ownership and Other Policies or Agreements: Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

21.	Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an Award Agreement shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

[Signature Page To Follow]

IN WITNESS WHEREOF, this Catalyst Biosciences, Inc. 2015 Stock Incentive Plan (As Amended and Restated Effective June 9, 2016), is, by the authority of the Board of Directors of the Company, executed in behalf of the Company, the 9th day of June, 2016.

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman

Name:	Nassim Usman
Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Fletcher Payne

Name:	Fletcher Payne
Title:	Chief Financial Officer

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Class I Directors
	Nominees	For	Against	Abstain
1A	Stephen A. Hill, M.D.	☐	☐	☐
1B	Augstine Lawlor	☐	☐	☐
		For	Against	Abstain
2

To approve an amendment and restatement of the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) to increase the authorized shares available for issuance under the 2015 Plan by 1,000,000 shares and to make certain changes to the 2015 Plan’s minimum one-year vesting requirement;

		☐	☐	☐
3	To hold an advisory vote to approve executive compensation; and	☐	☐	☐
4	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

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CATALYST BIOSCIENCES, INC.
Annual Meeting of Shareholders
June 9, 2016 9:00 AM
This proxy is solicited by the Board of Directors

  The stockholder(s) hereby appoint(s) Nassim Usman and Fletcher Payne, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Catalyst Biosciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on June 9, 2016, at 260 Littlefield Ave., South San Francisco, CA 94080 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side